UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Motorola Solutions, Inc.

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NOTICE OF
2016 ANNUAL MEETING

OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2016

March 28, 2016

Dear Fellow Motorola Solutions Stockholders:

On behalf of the Motorola Solutions Board of Directors, it is my pleasure to invite you to attend our 2016 Annual Stockholders Meeting. This year’s meeting will be held on Monday, May 16, 2016 at 5 p.m., EDT, at the Four Seasons Hotel Washington, DC, 2800 Pennsylvania Avenue NW, Washington, D.C. 20007.

As a Motorola Solutions stockholder, your vote is important. Even if you are planning to attend the annual meeting in person, you are strongly encouraged to vote your shares through one of the methods described in the enclosed proxy statement. The Board and I would appreciate your support on our recommendations for the following proposals:

•	Election of the nine nominated directors;

•	Advisory approval of the Company’s executive compensation; and

•	Ratification of KPMG LLP as our appointed, independent, registered public accounting firm.

On behalf of your Board of Directors, thank you for your confidence in Motorola Solutions. I look forward to your continued support.

Gregory Q. Brown

Chairman and CEO

Motorola Solutions, Inc.

PRINCIPAL EXECUTIVE OFFICES: 1303 East Algonquin Road Schaumburg, Illinois 60196

March 28, 2016

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date: Monday, May 16, 2016

Time: 5:00 P.M., EDT

Location: Four Seasons Hotel Washington, DC, 2800 Pennsylvania Avenue NW, Washington, D.C. 20007

A live webcast (audio only) of the meeting will be available at www.motorolasolutions.com/investors.

The purpose of the meeting is to:

1.	elect nine directors for a one-year term;
2.	hold a stockholder advisory vote to approve the Company’s executive compensation;
3.	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016;
4.	consider and vote upon the stockholder proposal described in the enclosed proxy statement, if properly presented at the meeting; and
5.	act upon such other matters as may properly come before the meeting.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

Only Motorola Solutions stockholders of record at the close of business on March 18, 2016 (the “record date”) will be entitled to vote at the meeting. The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2015 Annual Report, is being mailed to stockholders on or about March 28, 2016.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF MOTOROLA SOLUTIONS AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES). You will be required to provide the admission ticket that is detachable from your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring your bank or broker statement evidencing your beneficial ownership of Motorola Solutions stock on the record date to gain admission to the meeting.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2015 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

2016 ANNUAL MEETING OF STOCKHOLDERS

•	Date and Time: May 16, 2016, 5:00 p.m., EDT

•	Location: Four Seasons Hotel Washington, DC, 2800 Pennsylvania Avenue NW, Washington, D.C. 20007

•	Record Date: March 18, 2016

•

Voting: Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one              vote for each director nominee and one vote for each of the other proposals to be voted on.

•	Meeting Webcast (audio only): www.motorolasolutions.com/investors

•	Common Stock Outstanding as of Record Date: 174,685,442

•	Stock Symbol: MSI

•	Registrar & Transfer Agent: Wells Fargo Shareowner Services

ITEMS TO BE VOTED ON

Our Board’s Recommendation
Election of Directors (page 4)	FOR
Advisory Approval of the Company’s Executive Compensation (page 19)	FOR
Ratification of Independent Registered Public Accounting Firm (page 55)	FOR
Stockholder Proposal on Lobbying Disclosure (page 59)	AGAINST

DIRECTOR NOMINEES

					Board Committees (as of February 3, 2016)
Name	Director Since	Indep.	Other Public Co. Boards	Position	Audit	Comp.	Gov. & Nom.	Exec.
Gregory Q. Brown	2007		0	Chairman and CEO, Motorola Solutions, Inc.
Kenneth C. Dahlberg	2011		1	Former Chairman and CEO, Science Applications International Corporation
Egon P. Durban	2015		1	Managing Partner and Managing Director of Silver Lake
Gen. Michael V. Hayden	2011		0	Principal, Chertoff Group
Clayton M. Jones	2015		2	Former Chairman, CEO and President, Rockwell Collins, Inc.
Judy C. Lewent	2011		2	Former EVP and CFO, Merck & Co., Inc.
Gregory K. Mondre	2015		2	Managing Partner and Managing Director of Silver Lake
Anne R. Pramaggiore	2013		1	President and CEO, Commonwealth Edison
Samuel C. Scott	1993		2	Former Chairman, President and CEO, Corn Products International

(i)

BUSINESS HIGHLIGHTS

PERFORMANCE AND ACCOMPLISHMENTS 2011 – 2015

(ii)

EXECUTIVE COMPENSATION

2015 CEO Total Direct Compensation

In 2015 we continued efforts to position Motorola Solutions for long-term financial success with a focus on driving improved profitability and free cash flow growth. 2015 business performance was improved, but slightly below our operating plan. This performance resulted in a below target payout under our Executive Officer Short-Term Incentive Plan. Our three-year performance ended December 31, 2015 showed increased returns to our stockholders relative to our comparator group driven primarily by a strong 2015. However, even with stronger performance in 2015, our three year performance resulted in a below target payout under the 2013-2015 cycle of our Long Range Incentive Plan. In addition to Mr. Brown’s regular, annual compensation, at the time of the Silver Lake Investment and as further incentive to deliver returns to our stockholders, Mr. Brown received a grant of performance-contingent stock options (“PCSOs”) that vest only upon the attainment of significant stretch stock price hurdles. (See the Compensation Discussion and Analysis for details). As a result of our improved performance and the PCSO grant, Mr. Brown’s total direct compensation for 2015 was higher than in 2014 by $5.3 million.

Base Salary	$1,250,000
Executive Officer Short Term Incentive	$1,650,000

Total Short-term Cash Compensation	$2,900,000
Long-term Incentive Cash Payment (2013-2015 Long Range Incentive Plan)	$2,250,000
Long-term Incentives (POs and MSUs grant date fair value)	$4,624,967
Long-term Incentives (PCSOs grant date fair value)	$3,127,943

Total Compensation (excluding perquisites)	$12,902,910

GOVERNANCE HIGHLIGHTS

As part of our commitment to high ethical standards, our Board follows sound governance practices. These practices are described in more detail in the Corporate Governance section of our web site.

Independence	• Eight out of our nine nominees are independent • Our CEO is the only management director • All Board committees that met during 2015 are comprised of independent directors
Independent Lead Director	• We have a Lead Independent Director, selected by the independent directors • The Lead Independent Director serves as liaison between management and the other non-management directors
Executive Sessions	• The independent directors regularly meet in private without management • The Lead Independent Director presides at these executive sessions
Accountability

•        All directors stand for election annually

•        In uncontested elections, directors must be elected by a majority of votes cast

•         Holders of 20% or more of our common stock have the ability to request a special meeting of stockholders

Board Oversight of Risk Management

•        Our Board reviews the Company’s approach to identifying and assessing risks

•        The Audit Committee reviews the risk exposure of the Company, including our internal audit assessment of risk and our material risk disclosures, and meets periodically with senior management to discuss our risk assessment and risk management policies

•        The Compensation and Leadership Committee reviews the annual compensation risk assessment and retains an independent compensation consultant

•        The Governance and Nominating Committee reviews all related party transactions

•        We have a recoupment or “clawback” policy to recover certain executive pay

•         We have a policy prohibiting trading in derivative securities of the Company, and no NEOs or Directors have pledged any Company stock

Stock Ownership Requirements

•        Our independent directors must hold our common stock with a value equal to at least five times the annual retainer, or $500,000, within five years of joining the Board

•        Directors are required to hold all shares paid or awarded by the Company until their termination of service

•         Our CEO must hold our common stock with a value equal to six times his annual salary within five years of attaining the position

•         Members of the management executive committee must hold our common stock with a value equal to three times their annual salary within five years of joining the group

(iii)

PROXY STATEMENT

ABOUT THE 2016 ANNUAL MEETING

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock, $0.01 par value per share (the “Common Stock”), of Motorola Solutions, Inc. (“we,” “our,” “Motorola Solutions,” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Four Seasons Hotel Washington, DC, 2800 Pennsylvania Avenue NW, Washington, D.C. 20007 on Monday, May 16, 2016 at 5:00 P.M., EDT, for the purposes set forth in the Notice of 2016 Annual Meeting of Stockholders. This Proxy Statement is dated March 28, 2016 and is being distributed to stockholders on or about March 28, 2016.

All stockholders may view and print Motorola Solutions’ Proxy Statement and the 2015 Annual Report at the Company’s website at www.motorolasolutions.com/investors. The information contained on Motorola Solutions’ website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission (the “SEC”).

Stockholders Entitled to Vote at the Annual Meeting

Only stockholders of record at the close of business on March 18, 2016 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were 174,685,442 shares outstanding of Common Stock. The Common Stock is the only class of voting securities of the Company.

A list of stockholders entitled to vote at the meeting will be available for examination at the Company’s corporate offices at 1303 E. Algonquin Road, Door 51, Schaumburg, Illinois 60196 for ten days before the Annual Meeting and at the Annual Meeting.

Voting Without Attending the Annual Meeting

There are three convenient methods for registered stockholders to direct their vote by proxy without attending the Annual Meeting. Stockholders can:

•

Vote by Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice of Internet Availability of Proxy Materials (“Notice”) or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions until 11:59 P.M., EDT on Sunday, May 15, 2016. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card.

•

Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone until 11:59 P.M., EDT on Sunday, May 15, 2016. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

•

Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating, signing, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Your Proxy at the Annual Meeting

If you do not vote in person at the Annual Meeting, but have voted your shares by Internet, telephone, or mail, you have authorized certain members of Motorola Solutions’ senior management designated by the Board and named in your proxy to represent you and to vote your shares as instructed. All shares that have been properly voted—whether by Internet, telephone or mail—and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions with respect to one or more items, the shares represented by that proxy will be voted as recommended by the Board with respect to those items:

Proposal		The Board Recommended Vote
Proposal 1 –	Election of nine Directors	FOR
Proposal 2 –	Advisory Approval of the Company’s Executive Compensation	FOR
Proposal 3 –	Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2016	FOR
Proposal 4 –	Stockholder Proposal on Lobbying Disclosure	AGAINST

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	1

Holding Shares in the Name of a Bank, Broker or Other Nominee

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the appointment of KPMG LLP is the only “discretionary” item. The election of directors, the advisory approval of the Company’s executive compensation, and the stockholder proposal are “non-discretionary” items.

Voting At the Annual Meeting as a Beneficial Owner

If you are a beneficial owner of shares held in “street name” by a bank, broker or other nominee and want to vote your shares in person at the Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you. You will not be able to vote your shares at the Annual Meeting without a legal proxy. If you are provided a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not have a legal proxy, you can still attend the Annual Meeting with evidence of your stock ownership as of the record date; however, you will not be able to vote your shares at the meeting. Accordingly, we encourage you to vote or instruct your broker to vote your shares in advance, even if you plan to attend.

Changing Your Vote

Registered stockholders can revoke their proxy at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by Internet, telephone or mail;

•	Delivering timely written notice of revocation to: Secretary, Motorola Solutions, Inc., 1303 East Algonquin Road, Schaumburg, IL 60196; or

•	Attending the Annual Meeting and voting in person.

Notice of Internet Availability

The SEC has adopted rules for the electronic distribution of proxy materials. We have elected to provide our stockholders access to our proxy materials and 2015 Annual Report on the Internet instead of sending a full set of printed proxy materials to all of our stockholders. This enables us to reduce costs and lessen the environmental impact of our Annual Meeting by mailing most of our stockholders a Notice. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the Notice. The Notice instructs you on how to access and review all of the information contained in the 2016 Proxy Statement and 2015 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone.

The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2015 Annual Report, is being mailed to stockholders on or about March 28, 2016.

Other Matters at the Annual Meeting

If any other matters are properly presented at the Annual Meeting for consideration, and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those other matters for you. As of the date we filed this Proxy Statement, the Board did not know of any other matter to be raised at the Annual Meeting.

2	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

Votes Required to Conduct Business at the Annual Meeting or Approve Proposals

In order for business to be conducted, a quorum of a majority of the shares entitled to vote must be represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote for the election of directors. Abstentions will have the same effect as a vote “Against” the other proposals.

Proposal		Affirmative Vote Required	Broker Discretionary Voting Allowed
Proposal 1 –	Election of Nine Directors	More “For” votes than “Against” votes cast at the Annual Meeting in person or by proxy (for non-contested election)	No
Proposal 2 –	Advisory Approval of the Company’s Executive Compensation	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No
Proposal 3 –	Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2016	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	Yes
Proposal 4 –	Stockholder Proposal on Lobbying Disclosure	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No

With respect to each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Broker non-votes will have no effect on the outcome of any of the proposals.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	3

PROPOSAL NO. 1 — ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

The number of directors of the Company to be elected at the Annual Meeting is nine. The directors elected at the Annual Meeting will serve a one-year term ending at the 2017 Annual Meeting, until their respective successors are elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if any nominee named below is not available to serve as a director for any reason at the time of the Annual Meeting, the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors. The Board is currently comprised of ten directors. Bradley E. Singer has notified the Board that he is not standing for re-election at the 2016 Annual Meeting. Immediately following the Annual Meeting, if all nominees are elected, the Board will consist of nine directors. The Board has the authority under the Company’s Bylaws to increase or decrease the size of the Board and to fill vacancies between Annual Meetings.

2016 DIRECTOR NOMINEES

Each of the nominees named below is currently a director of the Company, and, other than Egon P. Durban and Gregory K. Mondre, each was elected at the Annual Meeting of Stockholders held on May 18, 2015. Nominees Durban and Mondre were appointed by the Board of Directors at its meeting on August 18, 2015, effective as of August 25, 2015, in connection with the closing of the investment by Silver Lake in the Company. The ages shown are current as of the date of this Proxy Statement.

GREGORY Q. BROWN

Mr. Brown joined the Company in 2003 and since May 2011 has been the Chairman and Chief Executive Officer of Motorola Solutions, Inc. He served as President and Chief Executive Officer from January 2011 until May 2011, Co-Chief Executive Officer of Motorola, Inc. and Chief Executive Officer of Broadband Mobility Solutions from August 2008 until January 2011.

Other Public Company Boards: Mr. Brown served on the board of Cisco Systems, Inc. from January 2013 to July 2014

Board Committees: Executive (Chair)

Director Qualifications:

●       Public company CEO, relevant industry and technology experience as Chairman and CEO of the Company, and former CEO of Micromuse, Inc.

●        International and global business, developing markets, government, public policy and regulatory experience as Chairman and CEO of the Company, Chair of the Federal Reserve Bank of Chicago, former Vice Chair of the U.S. – China Business Council, former member of the President of the United States’ Management Advisory Board

●        Public company board experience

Principal Occupation: Chairman and Chief Executive Officer, Motorola Solutions, Inc.
Age: 55 Director since: 2007 Chairman since: 2011

4	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

KENNETH C. DAHLBERG

Mr. Dahlberg served as Chief Executive Officer of SAIC, a research and engineering firm specializing in information systems and technology, from November 2003 through September 2009. Mr. Dahlberg also served as Chairman of the Board of Directors of SAIC from July 2004 until his retirement in June 2010.

Other Public Company Boards: Teledyne Technologies Incorporated

Board Committees: Compensation and Leadership (Chair), Audit, Executive

Director Qualifications:

●       Public company CEO, international and global business experience as former CEO of SAIC

●       Relevant industry and technology experience and managed and support services experience as former CEO of SAIC, and as a former executive officer of General Dynamics Corp and Raytheon Systems

●       Government, public policy and regulatory experience as a former member of the Board of Governors at Aerospace Industries Association, the National Defense Industrial Association and the President of the United States’ National Telecommunications Security Advisory Council

●      Public company board experience

Principal Occupation: Retired; Formerly Chairman of the Board and Chief Executive Officer of Science Applications International Corporation (“SAIC”)
Age: 71 Director since: 2011 Independent

EGON P. DURBAN

Mr. Durban is a Managing Partner and Managing Director of Silver Lake, a global private equity firm. Mr. Durban joined Silver Lake in 1999 as a founding principal and is based in the firm’s Menlo Park office. He has previously worked in the firm’s New York office, as well as the London office, which he launched and managed from 2005 to 2010.

Other Public Company Boards: Intelsat S.A. In the last 5 years Mr. Durban served on the board of NXP Semiconductors N.V. from September 2006 to December 2013.

Board Committees: Compensation and Leadership

Director Qualifications:

●       Technology and international and global business experience as Managing Partner and Managing Director of Silver Lake

●       Financial/accounting and private equity and investment banking experience as a former associate with Morgan Stanley’s Investment Banking Division

●       Public company board experience

Principal Occupation: Managing Partner and Managing Director, Silver Lake
Age: 42 Director since: 2015 Independent

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	5

GEN. MICHAEL V. HAYDEN

General Hayden has been a principal at the Chertoff Group, a security consultancy company since April 2009. General Hayden served as the director of the Central Intelligence Agency from May 2006 until his retirement in February 2009.

Other Public Company Boards: None

Board Committees: Governance and Nominating

Director Qualifications:

●        Relevant industry, technology, government, public policy, and regulatory experience as a retired United States Air Force four-star general, former director of the Central Intelligence Agency, former Principal Deputy Director of National Intelligence and former director of the National Security Agency

●        International and global business and developing markets experience as a principal at Chertoff Group

Principal Occupation: Principal, Chertoff Group
Age: 71 Director since: 2011 Independent

CLAYTON M. JONES

Mr. Jones served as Chairman of the Board of Rockwell Collins, Inc. from 2002 through July 2014, and Chief Executive Officer from June 2001 until his retirement in July 2013. Mr. Jones also served as President of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International which he joined in 1979.

Other Public Company Boards: Deere & Company, Cardinal Health, Inc. In the last five years, Mr. Jones served on the board of Rockwell Collins from March 2001 to July 2014.

Board Committees: Audit

Director Qualifications:

●        Public company CEO, international and global business experience as former CEO of Rockwell Collins, Inc.

●        Relevant industry and technology experience as former CEO of Rockwell Collins, Inc., and Corporate Officer and Senior Vice President of Rockwell International

●        Government, public policy and regulatory experience as a member of The Business Council, and former member of the President’s National Security Telecommunications Advisory Committee

●        Public company board experience

Principal Occupation: Retired; Formerly Chairman, Chief Executive Officer and President, Rockwell Collins, Inc. (“Rockwell Collins”)
Age: 66 Director since: 2015 Independent

6	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

JUDY C. LEWENT

Ms. Lewent served as Chief Financial Officer of Merck, a pharmaceutical company, from 1990 until her retirement in 2007.

Other Public Company Boards: GlaxoSmithKline plc and Thermo Fisher Scientific, Inc. Ms. Lewent served on the board of directors of Motorola, Inc. from May 1995 to May 2010, and in the last five years on the board of Dell, Inc. from May 2001 to July 2011.

Board Committees: Audit (Chair), Executive

Director Qualifications:

●        Public company CFO, financial and accounting expertise, and international business experience as the former CFO of Merck

●        Technology experience as a life member of the Massachusetts Institute of Technology

●        Public company board experience

Principal Occupation: Retired; Formerly Executive Vice President & Chief Financial Officer, Merck & Co., Inc. (“Merck”)
Age: 67 Director since: 2011 Independent

GREGORY K. MONDRE

Mr. Mondre joined Silver Lake in 1999 and is a Managing Partner and Managing Director of Silver Lake based in New York. Mr. Mondre was a principal at TPG, where he focused on private equity investments across a wide range of industries, with a particular focus on technology.

Other Public Company Boards: GoDaddy, Inc., Sabre Corporation

Board Committees: Governance and Nominating

Director Qualifications:

●        Technology, international and global business, financial/accounting and private equity and investment banking experience as Managing Partner and Managing Director of Silver Lake and as former principal at TPG

●       Public company board experience

Principal Occupation: Managing Partner and Managing Director, Silver Lake
Age: 41 Director since: 2015 Independent

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	7

ANNE R. PRAMAGGIORE

Ms. Pramaggiore has been the President and Chief Executive Officer of ComEd, an electric utility company and a business unit of Exelon Corporation, and a member of the ComEd board of directors since February 2012. She served as ComEd’s President and Chief Operating Officer from May 2009 until February 2012.

Other Public Company Boards: The Babcock & Wilcox Company

Board Committees: Compensation and Leadership, Governance and Nominating

Director Qualifications:

●       Government, public policy and regulatory and technology experience as CEO of ComEd, Executive Vice President, Customer Operations, Regulatory and External Affairs of ComEd, and as a licensed attorney

●       International and global business experience as Deputy Chair of the Federal Reserve Bank of Chicago and board member of the Chicago Council on Global Affairs and The Chicago Urban League

●       Public company board experience

Principal Occupation: President and Chief Executive Officer, Commonwealth Edison Company (“ComEd”)
Age: 57 Director since: 2013 Independent

SAMUEL C. SCOTT III

Mr. Scott served as Chairman, President and Chief Executive Officer of Corn Products International, a corn refining business, from February 2001 until his retirement in May 2009.

Other Public Company Boards: Abbott Laboratories, Bank of New York Mellon

Board Committees: Governance and Nominating (Chair), Executive

Director Qualifications:

●      Public company CEO experience as former chairman and CEO of Corn Products International, Inc.

●      International and global business and developing markets experience as former chairman and CEO of Corn Products International, Inc., a board member of the Chicago Council on Global Affairs, World Business Chicago, The Chicago Urban League, and Northwestern Medical Group, and as Chairman of Chicago Sister Cities International

●       Public company board experience

Principal Occupation: Retired; Formerly Chairman of the Board, President and Chief Executive Officer, Corn Products International
Age: 71 Director since: 1993 Lead Independent Director since 2015 Independent

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NINE NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH NINE NOMINEES AS DIRECTORS.

8	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

CORPORATE GOVERNANCE

The Board’s Corporate Governance Principles

The Board adheres to governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. The Board has responsibility for management oversight and providing strategic guidance to the Company. The Board believes that it must continue to renew itself to ensure that its members bring a fresh perspective to understanding the industries and the markets in which the Company operates. The Board also believes that it must remain well-informed about the opportunities and challenges facing Motorola Solutions and its industries and markets so that the Board members can exercise their fiduciary responsibilities to Motorola Solutions stockholders.

GOVERNANCE HIGHLIGHTS

The Board recognizes the importance of evolving corporate governance practices and is committed to regularly reviewing specific elements of the Company’s corporate governance. Key governance practices of the Company are:

Eight of nine director nominees are independent

Board Committees comprised of independent directors

Compensation and Leadership Committee retains independent compensation consultant

Lead Independent Director

Independent directors regularly meet in private without management

Risk assessment process with Audit and Compensation and Leadership Committees

Hold annual advisory vote on executive compensation

No gross-up for excise taxes

Recoupment or “clawback” policy

Stock Ownership Guidelines

Board and Committee self assessment process

Annual election of all directors

Majority vote for directors in uncontested elections

Holders of 20% or more of our Common Stock have the ability to request a special meeting of stockholders

Active stockholder engagement process

Anti-hedging policy

Motorola Solutions encourages you to visit our corporate governance page on our website at
www.motorolasolutions.com/investors which provides information about our corporate governance practices and includes the following documents:

• Board Governance Guidelines

• Director Independence Guidelines

• The Principles of Conduct for Members of the Board of Directors

• Code of Business Conduct

• Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee charters

• Restated Certificate of Incorporation, as amended

• Amended and Restated Bylaws

Amendments to the above documents, or waivers applicable to our directors, chief executive officer, chief financial officer or corporate controller from certain provisions of its ethical policies and standards for directors and employees, will be posted on the Motorola Solutions website within four business days following the date of the amendment or waiver. There were no waivers in 2015.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	9

DIRECTORS’ QUALIFICATIONS

The Board believes it should be comprised of individuals with appropriate skills and experiences to meet its board governance responsibilities and contribute effectively to the Company. Our Governance and Nominating Committee carefully considers the skills and experiences of current directors and new candidates to ensure that they meet the needs of the Company before nominating directors for election to the Board. All of our non-employee directors serve on Board committees, further supporting the Board by providing expertise to those committees. The needs of the committees also are reviewed when considering nominees to the Board. The Board has a deep working knowledge of matters common to large companies and is comprised of a mix of skills and qualifications which includes:

•	Public company CEOs and CFOs

•	Financial and accounting expertise

•	Relevant industry experience

•	Technology experience, including in information technology and cyber security

•	Global business experience

•	Developing markets experience

•	Government, public policy and regulatory experience

•	Managed and Support Services

•	Private equity and investment banking experience

•	Public company board experience

•	Gender and ethnic diversity

•	Independence

Specific experience, qualifications, attributes or skills of our nominees are listed in the biographies above.

IDENTIFYING AND EVALUATING DIRECTOR CANDIDATES

As stated in our Board Governance Guidelines, when selecting directors, the Board and the Governance and Nominating Committee review and consider many factors, including: experience in the context of the Board’s needs; leadership qualities; ability to exercise sound judgment; existing time commitments; years to retirement age; and independence from management. They also consider ethical standards and integrity. While the Company does not have a formal policy regarding diversity, diversity is one of several factors considered by the Board and the Governance and Nominating Committee when selecting director nominees. The Board and the Governance and Nominating Committee strive to nominate directors with a variety of complementary skills, backgrounds and perspectives so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. The Governance and Nominating Committee annually assesses the effectiveness of its director nomination process and the Board Governance Guidelines.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions stockholders, provided that the recommendation contains sufficient information (as required by the Company’s Bylaws), including the candidate’s qualifications, to assess the suitability of the candidate, and is timely received in accordance with the Company’s Bylaws. Stockholder-recommended candidates that comply with these procedures will receive the same consideration that other candidates receive.

The Governance and Nominating Committee considers recommendations from many sources, including members of the Board, management and search firms. From time to time, Motorola Solutions hires search firms to help identify and facilitate the screening and interview process of director candidates. The search firm screens candidates based on the Board’s criteria, performs reference checks, prepares a biography of each candidate for the Governance and Nominating Committee’s review and helps arrange interviews. The Governance and Nominating Committee and the Chairman of the Board conduct interviews with candidates who meet the Board’s criteria. In August 2015, Motorola Solutions entered into an Investment Agreement (the “Investment Agreement”) with Silver Lake Partners IV, L.P. and Silver Lake Partners IV Cayman (AIVII, L.P.) (collectively “Silver Lake”) relating to the issuance to Silver Lake of $1 billion of convertible 2% unsecured notes, due in 2020 (the “Notes”). In connection with the issuance of the Notes, Motorola Solutions agreed to expand the size of the Board and appoint two Silver Lake nominees, Egon P. Durban and Gregory K. Mondre, to the Board of Directors. The Governance and Nominating Committee interviewed both Mr. Durban and Mr. Mondre and as a result, each were nominated by the Governance and Nominating Committee for appointment by the Board of Directors. The Governance and Nominating Committee has full discretion in considering potential candidates and making its nominations to the Board.

10	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

COMMITTEES OF THE BOARD

To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board currently has the following standing committees: (1) Audit, (2) Compensation and Leadership, (3) Governance and Nominating, and (4) Executive. The charters for each of the Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee are available on our website at www.motorolasolutions.com/investors. Committee membership as of December 31, 2015, the number of meetings of each committee during 2015, and the functions of each committee are described below:

AUDIT COMMITTEE	• Assist the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, disclosure controls and procedures, financial reporting practices and legal and regulatory compliance.

•      Engage the independent registered public accounting firm.

2015 Meetings: 9
Judy C. Lewent (Chair) Kenneth C. Dahlberg Clayton M. Jones Bradley E. Singer

•      Monitor the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

•      Maintain, through regularly scheduled meetings, a line of communication between the Board and the
Company’s financial management, internal auditors and independent registered public accounting firm.

•      Oversee compliance with the Company’s policies for conducting business, including ethical business standards.

•      Review the Company’s overall financial position, asset utilization and capital structure.

•      Review the need for equity and/or debt financing and specific outside financing proposals.

•      Monitor the performance and investments of employee retirement and related funds.

•      Review the Company’s dividend payment plans and practices.

•      Prepare the report of the Audit Committee included in this Proxy Statement.

COMPENSATION AND LEADERSHIP COMMITTEE*	• Assist the Board in overseeing the management of the Company’s human resources, including:

•      compensation and benefits programs;

•      CEO performance and compensation;

•      executive development and succession;

•      diversity efforts; and

•      evaluation of the Company’s senior management.

•      Review and discuss the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation to the Board on the inclusion of the CD&A in this Proxy Statement.

•      Prepare the report of the Compensation and Leadership Committee included in this Proxy Statement.

2015 Meetings: 6
Kenneth C. Dahlberg (Chair) Bradley E. Singer Anne R. Pramaggiore

GOVERNANCE AND NOMINATING COMMITTEE*	• Identify individuals qualified to become Board members, consistent with the criteria approved by the Board.

•      Recommend director nominees and individuals to fill vacant positions and to serve on committees.

•      Assist the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct
and any other similar governance documents adopted by the Board.

•      Oversee the evaluation of the Board and its committees.

•      Review the independence of directors and evaluate and/or approve related party transactions.

•      Generally oversee the governance and compensation of the Board.

2015 Meetings: 5
Samuel C. Scott III (Chair) Gen. Michael V. Hayden Anne R. Pramaggiore

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	11

EXECUTIVE COMMITTEE	• Act for the Board between meetings on matters already approved in principle by the Board. • Exercise the authority of the Board on specific matters assigned by the Board from time to time.
2015 Meetings: 0
Gregory Q. Brown (Chair) Kenneth C. Dahlberg Judy C. Lewent Samuel C. Scott III (Lead Independent Director)

    * On February 3, 2016, Mr. Mondre joined the Governance and Nominating Committee and Mr. Durban joined the Compensation and Leadership Committee.

Attendance

The Board held eight meetings during 2015. Overall attendance at Board and committee meetings was 98%. Each incumbent director attended 95% or more of the combined total meetings of the Board and the committees on which he or she served during 2015, except for one director that attended 85% of the meetings. At the Board meetings, independent directors of the Company meet regularly in executive session without management as required by the Motorola Solutions, Inc. Board Governance Guidelines and NYSE listing standards. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board. In 2015, the non-employee independent members of the Board met in executive session six times. In addition, Board members are expected to attend the Annual Meeting as provided in the Board Governance Guidelines. All of the directors who stood for election at the 2015 Annual Meeting attended that meeting.

Leadership Structure of the Board

At the Annual Board meeting held in May 2011, the Board combined the roles of Chairman and Chief Executive Officer and appointed Gregory Q. Brown to serve as both Chief Executive Officer and Chairman of the Board and also appointed an independent director as Lead Independent Director. The Board reappointed Mr. Brown as Chairman of the Board and an independent director as Lead Independent Director at the Annual Board meetings held in 2012 through 2015. The Board determined that Mr. Brown’s thorough knowledge of Motorola Solutions business, strategy, people, operations, competition and financial position coupled with his leadership and vision made him well positioned to chair Board meetings and bring key business and stakeholder issues to the Board’s attention. Our Lead Independent Director, currently Mr. Scott, chairs the executive sessions of the Board and acts as a liaison between our Chairman and independent directors.

Communicating with the Board

All communications to the Board of Directors, Chairman of the Board, the non-management directors or any individual director, must be in writing and addressed to them c/o Secretary, Motorola Solutions, Inc., 1303 East Algonquin Road, Schaumburg, IL 60196 or by email to boardofdirectors@MotorolaSolutions.com. Our Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention.

The Board’s Role in the Oversight of Risks

The Board oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the stockholders are being served. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management on such risks.

Management and our Board have a robust process embedded throughout the Company to identify, analyze, manage and report all significant risks facing the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, operational and strategic risks. Each of the Board committees reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks, which includes the Compensation and Leadership Committee’s review of Company-wide compensation-related risks. While each committee is responsible for reviewing significant risks in the committee’s area of responsibility, the entire Board is regularly informed about such risks through committee reports. The oversight of specific risks by board committees enables the entire Board to oversee risks facing the Company more effectively and develop strategic direction taking into account the effects and magnitude of such risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management. Our audit services department has a very important role in the risk management program. The role of this department is to provide management and the Audit Committee with an overarching and objective view of the risk management activity of the Company. This department’s engagements span financial, operational, strategic and compliance risks and the engagement results assist management in maintaining acceptable risk levels. This department identifies and conducts engagements utilizing an enterprise risk management model. The director of the department reports directly to the Audit Committee as well as the Chief Financial Officer and meets regularly with the committee and the committee chairperson, including in executive session.

12	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

INDEPENDENT DIRECTORS

On March 10, 2016, the Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with our Director Independence Guidelines, that the former non-employee director, Mr. Dorman, and the current non-employee directors, Mr. Dahlberg, Mr. Durban, General Hayden, Mr. Jones, Ms. Lewent, Mr. Mondre, Ms. Pramaggiore, Mr. Scott, and Mr. Singer, were independent during the periods in 2015 and 2016 that they were members of the Board. Mr. Brown does not qualify as an independent director because he is the Chief Executive Officer of the Company. See Motorola Solutions’ Relationship with Entities Associated with Independent Directors for further details.

Determining Independence

The Director Independence Guidelines include both the NYSE independence standards and additional independence standards the Board has adopted to determine if a relationship that a Board member has with the Company is material. We have adopted a stricter application of the NYSE independence standards requiring a look-back of four years when assessing independence in connection with a director’s (i) status as an employee of the Company, (ii) direct compensation in excess of $120,000, (iii) relationship with our internal or external auditor, and (iv) employment with a company that has made payments to, or received payments from, the Company for property or services.

A complete copy of the Director Independence Guidelines is available on the Company’s website at www.motorolasolutions.com/investors.

Motorola Solutions’ Relationship with Entities Associated with Independent Directors

When assessing independence, each of Mr. Dahlberg, Mr. Dorman, Mr. Jones, Ms. Pramaggiore, Mr. Scott, and Mr. Singer had relationships with entities that were reviewed by the Board under independence standards covering contributions or payments to charitable or similar not-for-profit organizations. In addition, each of Mr. Dorman, Mr. Durban, General Hayden, Mr. Jones, Mr. Mondre, Ms. Pramaggiore, Mr. Scott and Mr. Singer had relationships with entities that were reviewed by the Board under independence standards covering payments to, or received from, other entities. In each case, the payments or contributions were significantly less than the NYSE independence standards or the Director Independence Guidelines adopted by the Board, or did not constitute a disqualifying event under such standards and were determined by the Board to be immaterial.

Independent Members of the Audit, Compensation and Leadership and Governance and Nominating Committees

The Board has determined that all of the current members of the Audit Committee, the Compensation and Leadership Committee and the Governance and Nominating Committee are independent within the meaning of the Director Independence Guidelines, applicable rules of the SEC and the NYSE listing standards for independence.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established a written related person transaction policy and procedures (the “RPT Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving the Company and its subsidiaries and Related Persons (as defined below). The RPT Policy supplements our other conflict of interest policies set forth in the Principles of Conduct for Members of the Motorola Solutions, Inc. Board of Directors and the Code of Business Conduct for employees and our other internal procedures.

For purposes of the RPT Policy, a Related Person includes directors, director nominees and executive officers of the Company since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of voting securities of the Company and members of their respective immediate family. The Governance and Nominating Committee reviews all RPT Policy matters.

The RPT Policy provides that any Transaction since the beginning of the last fiscal year is to be promptly reported to the Company’s Secretary. The Secretary will assist with gathering important information about the Transaction and present the information to the Governance and Nominating Committee. The Governance and Nominating Committee will determine whether the Transaction is a Related Person Transaction and, if so, approve, ratify or reject the Related Person Transaction. In approving, ratifying or rejecting a Related Person Transaction, the Governance and Nominating Committee will consider such information as it deems important to conclude if the transaction is fair to the Company and its subsidiaries.

Motorola Solutions had no Related Person Transactions in 2015.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	13

SECURITY OWNERSHIP INFORMATION

Management and Directors

The following table sets forth information as of the close of business on March 10, 2016 (except where otherwise noted), regarding the beneficial ownership of shares of Common Stock by each director and nominee for director of the Company, the named executive officers (“NEOs”) in the Summary Compensation Table, and all current directors and executive officers of the Company as a group. Except for Mr. Brown, who owns 2% of the outstanding Common Stock, each other director and NEO owns less than 1% of the outstanding Common Stock based on 174,286,274 shares of Common Stock outstanding on March 10, 2016. All current directors, NEOs and executive officers as a group own 2.6% of the outstanding Common Stock.

Name	Shares Owned(1)	Shares Under Exercisable Options and SARs(2)	Stock Units(3)	Total Shares Beneficially Owned(4)(5)
Gregory Q. Brown	479,494	2,891,317	52,549	3,423,360	(6)
Gino A. Bonanotte	12,809	73,875	5,018	91,702
Eduardo F. Conrado	19,101	135,847	3,345	158,293
Mark S. Hacker	8,134	74,750	6,195	88,779
Mark F. Moon (7)	32,866	422,379	7,025	462,270
Robert C. Schassler (8)	2,025	31,327	0	33,352
Kenneth C. Dahlberg	9,984	0	7,043	17,027
Egon P. Durban	0	0	2,086	2,086
Michael V. Hayden	0	0	15,095	15,095
Clayton M. Jones	0	0	2,369	2,369
Judy C. Lewent	20,609	0	6,376	26,985
Gregory K. Mondre	0	0	2,086	2,086
Anne R. Pramaggiore	0	0	10,266	10,266
Samuel C. Scott	5,081	0	31,513	36,594	(9)
Bradley E. Singer		0	8,650	8,650
All current directors, NEOs and executive officers as a group (17 persons)	599,782	3,690,968	159,616	4,450,366

(1)	Includes shares over which the person currently holds or shares voting and/or investment power but excludes the shares listed under “Shares Under Exercisable Options and SARs” and “Stock Units.”
(2)	Includes shares under options and SARs exercisable on March 10, 2016 and which may become exercisable within 60 days thereafter (assuming all performance measures are satisfied).
(3)	Includes stock units which are deemed to be beneficially owned on March 10, 2016 or within 60 days thereafter (assuming all performance measures are satisfied). Stock units are not deemed beneficially owned until the restrictions on the units have lapsed. Each stock unit is intended to be the economic equivalent of one share of Common Stock.
(4)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.
(5)	Includes the shares listed under “Shares Under Exercisable Options” and units listed under “Stock Units.”
(6)	Mr. Brown’s holdings under “Total Shares Beneficially Owned” include: 277,863 shares subject to exercisable stock settled stock appreciation rights (“SARs”). The number of shares subject to the stock settled SARs, assumes the exercise of 134,297 shares of stock settled SARs at an exercise price of $40.33 and the exercise of 471,398 stock settled SARs at an exercise price of $38.04, on March 10, 2016. The closing price of the Company stock on March 10, 2016 was $71.22. Mr. Brown has shared voting and investment power over 83,220 shares, included under “Total Shares Beneficially Owned”. He disclaims beneficial ownership over 81,000 shares held in a trust of which his wife is trustee and 2,220 shares held by his wife, except to the extent of his pecuniary interest in these shares.
(7)	Mr. Moon’s reported ownership is as of November 16, 2015, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”).
(8)	Mr. Schassler resigned from the Company effective as of January 15, 2016. Mr. Schassler’s reported ownership is as of January 15, 2016, the date on which he ceased to be subject to the reporting requirements of Section 16 of the Exchange Act.
(9)	Mr. Scott does not have investment power over 2,085 of these shares.

No directors, nominees or current executive officers have pledged shares of Common Stock pursuant to any loan or arrangement.

14	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

Principal Stockholders

The following table sets forth information as of March 18, 2016 with respect to any person who is known to be the beneficial owner of more than 5% of Common Stock.

Name and Address	Number of Shares of Motorola Solutions, Inc. and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	15,081,983 shares of Common Stock	(2)	8.6%
Capital Research Global Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	13,796,688 shares of Common Stock	(3)	7.9%
Orbis Investment Management Limited Orbis House, 25 Front Street Hamilton, Bermuda HM11	13,240,426 shares of Common Stock	(4)	7.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,246,438 shares of Common Stock	(5)	5.3%

(1)	The percentage calculations set forth above are based on 174,685,442 shares of Common Stock outstanding as of March 18, 2016 rather than the percentages set forth on various stockholders’ Schedule 13D and 13G filings.
(2)	Solely based on information in a Schedule 13G/A Amendment No. 2 dated January 22, 2016 filed with the SEC by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2015, BlackRock, Inc., as the parent holding company, was the beneficial owner with sole voting power as to 13,561,926 shares and sole dispositive power as to 15,081,983 shares.
(3)	Solely based on information in a Schedule 13G dated February 10, 2016 filed with the SEC by Capital Research Global Investors, a division of Capital Research and Management Company. The Schedule 13G indicates that as of December 31, 2015, Capital Research Global Investors was the beneficial owner with sole voting power and sole dispositive power as to 13,796,688 shares.
(4)	Solely based on information in a Schedule 13G/A Amendment No.1 dated February 16, 2016 filed with the SEC jointly by Orbis Investment Management Limited, Orbis Asset Management Limited, and Orbis Investment Management (U.S.) LLC whose address is 600 Montgomery Street, Suite 3800, San Francisco, CA 94111 (collectively “Orbis”). The Schedule 13G/A indicates that as of December 31, 2015, Orbis was the beneficial owner with sole voting power and sole dispositive power as to 13,240,426 shares.
(5)	Solely based on information in a Schedule 13G dated February 10, 2016 filed with the SEC by The Vanguard Group. The Schedule 13G indicates that as of December 31, 2015, The Vanguard Group was the beneficial owner with sole voting power and sole dispositive power as to 9,246,438 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and certain officers of the Company are required to report to the SEC, by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2015 fiscal year, all filing requirements applicable to its officers and directors were complied with on a timely basis.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	15

DIRECTOR COMPENSATION

DETERMINING DIRECTOR COMPENSATION

The Governance and Nominating Committee recommends to the Board the compensation for non-employee directors, which is to be consistent with market practices of other similarly situated companies and takes into consideration the impact on non-employee directors’ independence and objectivity. The Board has asked the Compensation and Leadership Committee to assist the Governance and Nominating Committee in making such recommendations. The charter of the Governance and Nominating Committee does not permit it to delegate director compensation matters to management, and management has no role in recommending the amount or form of director compensation.

HOW THE DIRECTORS ARE COMPENSATED

The non-employee directors are compensated on an annual basis as follows:

Cash Compensation	Annual Compensation (paid quarterly)
Annual Cash Retainer	$100,000
Lead Independent Director Fee	$25,000
Audit Committee Chairperson Fee	$20,000
Compensation and Leadership Committee Chairperson Fee	$15,000
Governance and Nominating Committee Chairperson Fee	$15,000
Audit Committee Member Fee	$5,000
Equity Compensation	Annual Compensation (paid annually)
Annual Equity Grant	$140,000

During 2015, a director could elect to receive all or a portion of his or her annual cash retainer and other cash fees in the form of (i) deferred stock units (“DSUs”) that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares. Directors could also elect to receive the annual equity grant in the form of (i) DSUs that settle when the director terminates service, or (ii) DSUs that settle after one year (unless service is earlier terminated). These choices allow directors to engage in tax planning appropriate for their circumstances. Notwithstanding earlier settlement or receipt of shares, directors must hold all shares awarded or paid to them until termination of service from the Board.

On May 18, 2015, each then non-employee director received a DSU award of 2,329 shares of Common Stock. The number of DSUs awarded was determined by dividing $140,000 by the fair market value of a share of Common Stock on the date of grant (rounded up to the next whole number) based on the closing price on the date of grant. For a non-employee director who becomes a member of the Board of Directors after the annual grant of deferred stock units, the award will be prorated based on the number of full months to be served until the next annual meeting of stockholders ($11,666.67 per month) divided by the closing price of the Common Stock on the day of election to the Board.

Non-employee directors are not eligible to participate in the Motorola Solutions Management Deferred Compensation Plan. Motorola Solutions does not have a non-equity incentive plan or pension plan for non-employee directors. Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees, or for additional work done on behalf of the Board or a committee. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings or other meetings as requested by Motorola Solutions. Mr. Brown, who was an employee during 2015, received no additional compensation for serving on the Board or its committees.

16	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

The following table further summarizes compensation paid to the non-employee directors during 2015.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	All Other Compensation ($) (g)		Total ($) (h)
Kenneth C. Dahlberg	30,000	230,174	–		260,174
Egon P. Durban	0	129,168	–		129,268
Michael V. Hayden	70,000	170,116	–		240,116
Clayton M. Jones	70,000	140,019	–		210,019
Judy C. Lewent	120,000	140,019	–		260,019
Gregory K. Mondre	0	129,168	–		129,268
Anne R. Pramaggiore	50,000	190,093	–		240,093
Samuel C. Scott III	125,417	140,019	–		265,436
Bradley E. Singer	105,000	140,019	–		245,019
Former Director:
David W. Dorman(4)	0	62,518	10,000	(5)	72,518

(1)	During 2015, directors could elect to receive all or a portion of their annual cash retainer or other cash fees in the form of (i) DSUs that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares (in each case, rounded up to the next whole share). The amounts in column (b) are the portion of the annual cash retainer and any other fees the non-employee director has elected to receive in cash. With respect to annual cash compensation, Mr. Dahlberg elected to receive outright shares of stock with respect to $90,155 and DSUs that settle at termination with respect to $140,019; Ms. Lewent elected to receive DSUs that settle at termination or after one year, whichever is earlier, with respect to $140,019; and Mr. Dorman elected to receive DSUs that settle after one year with respect to $62,518. Messrs. Durban, Hayden, Jones, Mondre, Scott, Singer and Ms. Pramaggiore elected to receive DSUs that settle at termination of service with respect to the amounts set forth in column (c) above.
(2)	The non-employee directors received an annual grant of DSUs on May 18, 2015, or, in the case of Messrs. Durban and Mondre, a pro-rated portion on August 25, 2015 when they were appointed to the Board. With respect to the annual grant of equity, Messrs. Dahlberg, Durban, Hayden, Jones, Mondre, Scott and Singer and Ms. Pramaggiore elected to receive DSUs that settle at termination of service, and Mr. Dorman and Ms. Lewent elected to receive DSUs that settle at termination or after one year, whichever is earlier, and these amounts are included in column (c). All amounts in column (c) are the aggregate grant date fair value of DSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), including dividend equivalents, as applicable. The number of DSUs or shares of Common Stock received and the fair value on each date of grant are as follows:

	March 31	May 18	June 30	August 25	September 30	December 31
Directors	Common Stock*/ Deferred Stock Units	Annual Grant of Deferred Stock Units	Common Stock*/ Deferred Stock Units	Pro-Rata Annual Grant of Deferred Stock Units	Common Stock*/ Deferred Stock Units	Common Stock*/ Deferred Stock Units
Kenneth C. Dahlberg	338	2,329	393	–	330	329
Fair Value	$22,534	$140,019	$22,535		$22,565	$22,520
Egon P. Durban	–	–	–	1,545	157	366
Fair Value				$93,380	$10,736	$25,053
Michael V. Hayden	113	2,329	131	–	110	110
Fair Value	$7,534	$140,019	$7,512		$7,522	$7,529
Clayton M. Jones	–	2,329	–	–	–	–
Fair Value		$140,019
Judy C. Lewent	–	2,329	–	–	–	–
Fair Value		$140,019
Gregory K. Mondre	–	–	–	1,545	157	366
Fair Value				$93,380	$10,736	$25,053
Anne R. Pramaggiore	188	2,329	218	–	183	183
Fair Value	$12,534	$140,019	$12,500		$12,514	$12,526
Samuel C. Scott III	–	2,329	–	–	–	–
Fair Value		$140,019
Bradley E. Singer	–	2,329	–	–	–	–
Fair Value		$140,019
Former Director:
David W. Dorman	469	–	545	–	–	–
Fair Value	$31,268		$31,250

    * Common stock was issued to Mr. Dahlberg only. All other directors received DSUs.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	17

(3)	The aggregate number of Motorola Solutions DSUs and Restricted Stock includes accrued dividend equivalents or shares, as applicable.

Directors	Deferred Stock Units	Restricted Stock
Kenneth C. Dahlberg	7,043	–
Egon P. Durban	2,086	–
Michael V. Hayden	15,095	–
Clayton M. Jones	2,369	–
Judy C. Lewent	6,376	–
Gregory K. Mondre	2,086	–
Anne R. Pramaggiore	10,266	–
Samuel C. Scott III	31,513	2,085
Bradley E. Singer	8,650	–
Former Director:
David W. Dorman*	52,424	–

    * The total for Mr. Dorman is as of his retirement from the Board on May 18, 2015.

(4)	Mr. Dorman’s last day on the Board was May 18, 2015.
(5)	This amount represents a matching gift contribution made by the Motorola Solutions Foundation at the request of the director to a charitable institution in the director’s name pursuant to the Company’s charitable matching gift program that is available to all U.S. employees and directors.

Director Stock Ownership Guidelines

Our Board stock ownership guidelines provide that non-employee directors are expected to own Common Stock with a value equivalent to at least five times the annual cash retainer fee for directors within five years after the date of joining the Board. In addition, directors are required to hold all shares paid or awarded by the Company until their termination of service, other than shares acquired through the exercise of options awarded to directors. For the purposes of these guidelines, Common Stock includes deferred stock units. As of December 31, 2015, all non-employee directors were in compliance with the stock ownership guidelines.

DIRECTOR RETIREMENT PLAN AND INSURANCE COVERAGE

In 1996, the Board terminated its director retirement plan and no current non-employee directors are entitled to receive retirement benefits. In 1998, Mr. Scott, the only current director with an interest in the plan, converted his accrued benefits in the retirement plan into shares of restricted Common Stock. He may not sell or transfer these shares and these shares are subject to repurchase by Motorola Solutions until he is no longer a member of the Board because: (1) he does not stand for re-election or is not re-elected, or (2) of his disability or death.

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such non-employee directors and their spouses during the year ended December 31, 2015 were $1,900.

18	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

PROPOSAL NO. 2 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act we are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. The Board has adopted a policy providing for annual “say-on-pay” advisory votes. Although the vote is non-binding, the Board and Compensation and Leadership Committee will review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis, below, for a detailed description of our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the Compensation Discussion and Analysis:

•	We actively engage our stockholders on their views and consider this input when designing our executive compensation programs.

•	Our programs are designed to pay for performance, so a majority of the NEOs’ total compensation is based on the performance of the Company and 100% of their long-term incentives are performance-based.

•	Our executive compensation program incorporates many leading practices to ensure ongoing good governance, including eliminating the excise tax gross-up for our CEO in 2014.

For the reasons discussed above, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and other related tables and disclosures in this Proxy Statement.”

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis (the “CD&A”) describes Motorola Solutions’ executive compensation philosophy and programs which are governed by the Compensation and Leadership Committee (the “Committee”). The CD&A includes 2015 total compensation for our named executive officers (“NEOs”) who are listed below.

Named Executive Officer	Title
Gregory Q. Brown	Chairman and Chief Executive Officer
Gino A. Bonanotte	Executive Vice President and Chief Financial Officer
Mark S. Hacker	Executive Vice President, General Counsel and Chief Administrative Officer
Robert C. Schassler	Executive Vice President, Int’l Sales & Services and Global Managed & Support Services
Eduardo F. Conrado	Executive Vice President and Chief Strategy & Innovation Officer
Mark F. Moon	Former Executive Vice President and President, Sales & Marketing

EXECUTIVE SUMMARY

In 2015, we continued efforts to position Motorola Solutions for long-term success with a focus on driving improved profitability and free cash flow growth. Overall, sales were down 3% over the prior year, driven in part by significant currency headwinds, while operating earnings and operating cash flow were up significantly. This improved profitability and cash generation was due in large part to more than $200 million in operating expense reductions and a focus on working capital efficiency. Despite the structural cost reductions, the Company has continued making targeted investments and R&D expenditures in key growth areas including Managed & Support Services and Smart Public Safety Solutions. We expect these new investments will help accelerate growth in our Managed & Support Services business, which is evident in our ending backlog, which grew by approximately $700 million in 2015. We have demonstrated success in the growth area of public safety LTE, as the Company has deployed or been awarded the four largest public safety LTE projects in the world with aggregate multi-year values exceeding $800 million. Our new strategic partnership with Silver Lake also demonstrates their strong vote of confidence in our strategy and opportunities. 2015 capped off another strong year of capital return to stockholders. We returned $3.5 billion in capital to stockholders through $3.2 billion in share repurchases and $277 million in dividends. The Company has returned over $12 billion in capital since 2011. A stronger 2015 improved our longer-term total shareholder return, which was 40% over the 2013-2015 three-year period.

The Silver Lake Investment

When we entered into the Investment Agreement with Silver Lake and issued the Notes, Motorola Solutions agreed to expand the size of the Board and appoint two Silver Lake nominees, Egon Durban and Greg Mondre, to the Board of Directors. Further, at the time of the issuance of the Notes to Silver Lake, a select group of senior executives, including most of our NEOs, received a grant of performance-contingent stock options (“PCSOs”) to provide further incentive to deliver returns to our stockholders. The PCSOs are not intended to be a component of our core, ongoing compensation program for executives, and we have no plans to make another similar award in 2016.

20	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

The PCSOs are premium-priced, performance-based options with an exercise price of $68.50 per share (our stock price was $60.44 on the date of grant) and a seven-year term. As detailed in the table below, the PCSOs vest based on the attainment of certain escalating stock price hurdles within the three-year period from the date of grant and they cannot be exercised prior to the third anniversary of the date of grant. The PCSOs are designed to ensure delivery of meaningful returns to our stockholders before executives realize any value. Any PCSOs that do not vest within the three-year period are forfeited. As of March 18, 2016, none of the stock price hurdles had been met, and thus, no portion of the PCSOs had vested.

% of Award Vesting	Stock Price Hurdle[1]	Appreciation from Exercise Price	CAGR[2]
20%	$85.00	24%	7%
30%	$102.50	50%	14%
50%	$120.00	75%	21%
[1]	Stock price must be met within three years of the grant date and maintained for ten consecutive trading days.
[2]	Compound annual growth rate

Our 2015 Performance Did Not Meet Our Operating Plan;

Our 2013-2015 Performance Delivered Improved Returns To Our Stockholders

Our 2015 business performance was improved over 2014, but was slightly below our operating plan. Our three-year performance ending in 2015 showed increased returns to our stockholders driven primarily by a strong 2015. As a result of our performance, and consistent with our pay for performance philosophy, our incentive plans paid out as follows:

•

Our 2015 Executive Officer Short Term Incentive Plan (“STIP”) resulted in a slightly below target payout, reflecting our operating earnings result below our operating plan and free cash flow result above our operating plan; and

•	Our 2013-2015 Long Range Incentive Plan (“LRIP”), which is based on Motorola Solutions’ total shareholder return (“TSR”) relative to our comparator group, resulted in a below target payout.

Our NEOs’ 2015 total compensation was higher than their 2014 total compensation, which was a result of two factors:

1.	Payouts under our STIP (88% of target) and LRIP (75% of target) were below target, but were higher than those achieved under both plans in 2014 (STIP at 30% and LRIP at 0%); and

2.	Target long-term incentive awards designed to deliver competitive total direct compensation were followed by a subsequent award of PCSOs granted in conjunction with Silver Lake’s investment in the Company

2015 Actions

Our compensation program is critical to our ability to attract, retain and motivate key talent necessary to deliver on our purpose to help people be their best in the moments that matter. As part of our continuous review of our compensation program and consideration of ongoing feedback from investors, two changes were made to our compensation program for our management executive committee, which includes all NEOs, in 2015.

•

Following the sale of our Enterprise business in late 2014, the comparator group used to assess the market competitiveness of pay and performance for our NEOs was reviewed and modified to reflect the new composition and size of our Company. We removed Danaher, Eaton and NCR and added ARRIS International, Amphenol, Juniper Networks and Roper Technologies in an effort to use a comparator group that more closely aligns with our business mix and size. Median revenue and market capitalization of this new comparator group is consistent with our current business. The Committee utilized this new comparator group when making pay decisions for 2015.

•

We introduced a new long-term incentive design for our management executive committee, which is 100% performance-based with a focus on sustained long-term performance. This new design links one-third of the total long-term incentives to absolute stock price performance and two-thirds to relative TSR, and only provides a target payout once performance exceeds the median of the S&P 500 companies’ comparator group.

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2015 Compensation Program Overview

Our regular, annual compensation program included a mix of the following fixed and variable elements:

22	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

Our Incentive Compensation Program Based On 2015 Performance Resulted In Below Target Payouts;

Our Incentive Compensation Program Based On 2013-2015 Total Shareholder Return Resulted In Below Target Payouts

To support our pay for performance philosophy, our 2015 executive compensation program used a mix of fixed and at-risk elements to align with short- and long-term business goals through short- and long-term incentives.

Our STIP is tied to achieving operating earnings and free cash flow targets to measure what enables the Company to invest in future growth and appropriately return capital to stockholders. These two measures are commonly tracked by investors and we believe that they provide useful information to investors as a measure of the strength and sustainability of our business model, while also driving long-term, sustainable stockholder value.

Our long-term incentive program provides awards that are earned and vest based on stock price appreciation or relative TSR, not only to reward long-term stock price appreciation, but also to ensure that value delivered to our stockholders through TSR exceeds that of our comparator companies.

In 2015, we began to see growth in operating earnings and operating cash flow, but performance had not yet returned to desired levels, which resulted in a below target payout under our STIP. Our 2013 to 2015 TSR (stock price appreciation plus dividends) was 40% over the three-year period, which resulted in a #8 out of 14 rank in our comparator group. This performance equated to a payout of 75% of target under our 2013-2015 LRIP. See “Long Range Incentive Plan” for comparator group details.

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Response to 2015 Stockholder Vote and Stockholder Engagement Process

At the 2015 Annual Meeting, our stockholders approved the advisory vote on our executive compensation with 97% support. We believe this is in large part due to program changes over the past several years that have been maintained and created a fundamentally sound program aligned with stockholder interests.

In November and December 2015, we reached out to stockholders holding approximately 45% of our shares in the aggregate to seek feedback on our governance and compensation programs, some of whom noted that they had no issues with our programs and declined our request for engagement. With the stockholders who accepted our request for feedback, we discussed the investment by Silver Lake, the PCSOs we granted at the time of the investment and our incentive program design, all of which received generally positive feedback. The investors with whom we spoke expressed no major concerns about the current executive compensation program, including pay programs, approach and overall governance.

Our stockholder engagement process is not just a one-time event; we have ongoing investor relations efforts in place including monitoring best practices, engaging investors and stockholder groups on pay topics and seeking ongoing feedback on pay practices and corporate governance. We actively and periodically engage with our stockholders to request their views of our compensation programs and individual pay actions and take that information into consideration when assessing and evaluating potential changes to our executive compensation programs. In addition, we conduct outreach efforts two times a year that are focused on institutional investors with larger stockholdings, stockholder advocates and proxy advisory firms. Our November/December outreach is designed to gain feedback on the results of the previous Annual Meeting and input on our pay programs and disclosures. Our March/April outreach is designed to answer questions and provide clarifications, if necessary, leading up to the Annual Meeting and ensure stockholders are effectively informed about our programs in advance of the advisory vote on executive compensation.

24	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

We continue to focus on sustained engagement efforts each year and remain committed to taking into account the results of future stockholder votes and ongoing dialogues with our stockholders when reviewing our compensation program and practices.

Our Executive Compensation Program is Aligned to our Business Strategy and Features Many Leading Practices

A significant percentage of target total direct compensation, 90% for the CEO, is “at risk” and linked to actual performance.

Performance measures are linked to near-term operating objectives and delivery of long-term value to stockholders through both relative and absolute stock price performance.

The long-term incentive program established in 2015 is 100% performance-based.

The Committee retains an independent compensation consultant to review the Company’s compensation program and practices.

The independent compensation consultant reviews our pay and performance relationship annually with the Committee.

Our performance-based plans (STIP, LRIP, performance options and market stock units) are subject to maximum payout caps.

In the event of a change-in-control, long-term equity incentives have a double trigger; that is, outstanding equity awards will not vest in the event of a change-in-control unless also accompanied by a qualifying termination of employment. Accelerated vesting at a change-in-control is only provided if the acquirer does not assume or replace the outstanding equity awards.

The Company provides limited executive perquisites and no excise tax gross-ups.

Executives are required to hold stock equal to 6x salary for the CEO and 3x salary for each of the NEOs.

Compensation is subject to claw-back in the event of certain financial restatements.

Hedging of Company securities is prohibited.

No NEOs have pledged any Company equity.

We conduct regular risk assessments of our compensation programs and practices.

We Focus on Talent Management and Link Talent and Pay Decisions

Our talent programs foster the development of globally diverse executives from within our own organization. This philosophy encourages our key talent to adopt a long-term focus on our business and avoids lengthy and disruptive transitions associated with extensive external hiring. Our pay decisions support our talent objectives by not only considering individual and Company performance, but also considering long-term potential, inclusion and diversity efforts, key retention needs and organizational succession plans. We use a multi-faceted process to develop our executives, including new and expanded job assignments, formal learning, and coaching and engagement with our management executive committee, our CEO and the Board. This approach drives increased engagement and retention by demonstrating investment in our executives that builds their long-term value to the organization.

Independent Experts Guide Program Development

The Committee engages an independent consultant, Compensation Advisory Partners LLC (“CAP”), to advise on the Company’s executive compensation strategy and program design and to provide regulatory and market trend updates. CAP carries out compensation reviews as directed by the Committee and provides recommendations on specific compensation for our CEO and input on specific compensation recommendations for our other executive officers.

In 2015, the Committee continued to engage CAP as its independent compensation consultant. CAP participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions. During 2015, the Committee also reviewed the independence of CAP using assessment criteria that aligned with the SEC and related NYSE rules adopted in 2012. The Committee concluded that CAP was independent and had no conflicts of interest.

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2015 EXECUTIVE COMPENSATION PROGRAM

Compensation Philosophy, Practices and Program Design Inputs

Our philosophy is to provide reward programs that attract, retain and motivate the right people, in the right place, at the right time. We strive to provide a total compensation package that is competitive with the prevailing practices in the industries and countries in which we operate, allowing for above average total compensation when justified by business results and individual performance. Program design is guided by these principles:

Principle	Description
Business Driven	Incentives are aligned with the Company’s business goals and avoid excessive risk taking
Performance Differentiated	Programs create an effective link between pay and performance at both the Company and individual level
Market Competitive	Total compensation package is competitive to attract, retain and motivate top talent needed to successfully execute our business strategy
Ownership Oriented	Compensation is aligned with stockholder interests by delivering meaningful equity awards and maintaining robust stock ownership guidelines
Simplicity	Employee engagement is driven through simple, cost-efficient plan design

The Committee reviews the executive compensation program design and executive pay levels annually. As part of this annual review, CAP provided executive compensation market data, information on current market practices and trends, and alternatives to consider for determining compensation for our Section 16 Officers, including the NEOs. The Committee benchmarked our compensation program design, executive pay and performance against a group of comparator companies that are publicly traded and comparable to Motorola Solutions in market segment, product offerings, revenue and market value. The Committee believes Motorola Solutions competes against these companies, including for executive talent and stockholder investment.

The Committee reviews the composition of the comparator group annually with the assistance of CAP. Following the sale of our Enterprise business in late 2014, our comparator group was modified in 2015 to reflect the new size and composition of our Company by removing Danaher, Eaton and NCR and adding ARRIS International, Amphenol, Juniper Networks and Roper Technologies. This comparator group is used exclusively for pay and performance benchmarking and is no longer used for relative TSR measurement comparisons in the LRIP for the 2015-2017 cycle.

2015 Comparator Group

Agilent Technologies, Inc.	Harris Corp.	Raytheon Company	Roper Technologies, Inc.
Amphenol Corp.	Ingersoll-Rand plc	Rockwell Automation Inc.	TE Connectivity Ltd.
ARRIS International plc	Juniper Networks, Inc.	Rockwell Collins, Inc.	Tyco International Ltd.
Dover Corp.	Parker-Hannifin Corp

To supplement our comparator group data, the Committee also considers compensation surveys that include data from companies of similar size and business segments to Motorola Solutions. Surveys considered in the 2015 review included:

Survey	Publisher
Radford Global Technology Survey	Radford, an Aon Hewitt consulting company
IPAS Global High Technology Survey	Salary.com

26	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

While the Committee uses the 50th percentile of our comparator group as a guideline for establishing target total compensation for our NEOs, each NEO’s target total compensation position relative to market varies due to the Committee’s consideration of additional factors such as role, scope of accountabilities, experience, individual performance and market practices when setting total target compensation. When setting 2015 compensation in the first quarter of the year, the Committee evaluated each NEO’s target compensation relative to market compensation and found as follows:

Position	NEO
Total compensation between the 50th percentile and 75th percentile market	Brown, Moon and Schassler
Total compensation at the 50th percentile market	Conrado and Hacker
Total compensation between the 25th percentile and the 50th percentile market	Bonanotte

A significant portion of our NEOs’ compensation is delivered through both short- and long-term incentives linked to financial and stock price performance, with a large percentage based on relative performance.

Base Salary

Base salaries are set by the Committee with the Board’s concurrence for the CEO. When setting the base salary level for each NEO, the Committee considers many factors, including: the 50th percentile of the market data, external market conditions, individual performance, experience, internal comparisons, and succession plans.

Short-term Incentives

The STIP is an annual cash incentive award based on Motorola Solutions’ achievement of financial performance measures and an executive’s individual performance.

Actual awards are based on the executive’s target incentive award opportunity, Motorola Solutions’ achievement of performance results (“Business Performance Factor”) and assessment of individual performance (“Individual Performance Factor”). The payout range for both the Business Performance Factor and the Individual Performance Factor is from 0% to 140%, resulting in a total plan maximum payout opportunity of 196% of target. The incentive target opportunity for each NEO was determined based on market data.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	27

For 2015, the Business Performance Factor was based on achievement of operating earnings (weighted 65%) and free cash flow (weighted 35%) goals. Operating earnings measures our profits from sales and free cash flow measures the cash available after capital expenditures. These are common performance measures both inside and outside of our industry, and are fundamental inputs we use to measure profitability, business liquidity and rates of return for the business. We believe operating earnings and free cash flow appropriately measure our annual business performance, and ultimately our long-term stockholder value.

A rigorous process is used at the start of each year to determine the range of performance for each measure and includes an analysis of factors such as: prior year financial results, market share, projected revenue growth, margins and operating expenditures and other macroeconomic and industry considerations. The operating earnings and free cash flow targets and performance ranges for the 2015 STIP were aligned with the 2015 operating plan that was approved by the Board in the first quarter of 2015. The range of performance and 2015 results are shown in the following table:

Business Performance Measure	Minimum	Target	Maximum	2015 Result	Business Performance Factor	Measure Weight	Weighted Result
Operating Earnings[1] (in millions)	$1,050	$1,235	$1,420	$1,166	0.81	65%	0.53
Free Cash Flow[2] (in millions)	$619	$825	$990	$835	1.01	35%	0.35
TOTAL							0.88
[1]	Operating Earnings is our reported Non-GAAP operating earnings, which does not include reorganization of business, stock based compensation, and intangible amortization.
[2]	Free Cash Flow is defined as net cash provided by operating activities less capital expenditures.

The Individual Performance Factor for each NEO is discussed in more detail below in Compensation Decisions for 2015.

Long-term Incentives

Our regular, annual Long-term Incentives (“LTI”) are delivered through a portfolio of three vehicles, all of which are performance-based and designed to achieve a balancing of objectives within the overall program. The objective of our LTI program is to incentivize our NEOs to:

¡	Focus on performance metrics that drive long-term value creation for stockholders.

¡	Outperform the S&P 500 comparator companies.

¡	Achieve the highest, sustainable stock price over time.

The LTI program includes a long range incentive plan (“LRIP”), performance stock options (“POs”) and market stock units (“MSUs”). The LRIP and POs (two-thirds of the total LTI opportunity) are based on relative TSR and the MSUs (one-third of the total LTI opportunity) are based on absolute stock price, making the program 100% performance-based. Inclusion of the MSUs in the portfolio is also critical to provide a vehicle to assist in retaining our executives once performance is achieved. The LTI pays out one-third in cash (the LRIP) and two-thirds in equity (the POs and MSUs).

28	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

For both POs and MSUs, the number earned increases/decreases in relation to performance and unearned POs and MSUs are forfeited at the end of the performance period. The payout scale for the POs is detailed below. For MSUs, each 1% increase/decrease in stock price results in a 1% increase/decrease in the number of MSUs earned at the end of the performance period with a maximum payout at 100% stock price appreciation and a threshold of 40% stock price depreciation, below which no MSUs are earned. To further reinforce the performance nature of the program, the payout scale for the LRIP and POs requires performance to exceed median performance of the group before a target payout is earned. The comparator group used to measure relative performance is the S&P 500, which we believe is the broader industry group with which we compete for stockholder investment.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	29

Long Range Incentive Plan

The LRIP is a performance-based, multi-year incentive plan for our senior executives, including the NEOs. We maintain overlapping three-year cycles with grants made annually, and we currently have three active cycles (2014-2016, 2015-2017 and 2016-2018). The Committee determines the total LTI value with reference to market levels through benchmarking completed by CAP. The LRIP was designed to deliver one-third of that LTI value. Each cycle prior to the 2015-2017 performance cycle uses a comparator group made up of peer companies for relative TSR measurement that is the same as the group used in our pay and performance analysis at that time. A TSR payout factor is determined by calculating the Company’s TSR rank within the comparator group based on the approved payout scale detailed below. Beginning with the 2015-2017 performance cycle, the S&P 500 is the comparator group used for relative TSR measurement. A TSR payout factor is determined by calculating the Company’s TSR percentile rank within the S&P 500 based on the approved payout scale detailed below. For both methodologies, the TSR calculation uses a three-month average stock price at the beginning (three months preceding performance cycle start) and end (final three months in performance cycle, plus value of reinvested dividends) of the period for measurement purposes. This approach minimizes the impact of a single beginning and ending point stock price for each performance cycle.

If the resulting TSR performance for Motorola Solutions is negative, but would still result in a ranking that would provide a payout, the Committee will have discretion to reduce the calculated payout by up to 25%.

Comparator companies are reviewed annually and are not changed for any established performance cycle once they are approved by the Committee.

30	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

Performance Options and Market Stock Units

In 2015, the Committee granted POs and MSUs under our Omnibus Plan (defined below) to the NEOs. The POs are earned and vest based on relative TSR performance at the end of the three year performance period based on the payout scale described above for the 2015-2017 LRIP. The MSUs are earned and vest based on stock price appreciation/depreciation at the first, second and third anniversaries of the date of grant with respect to one-third of the grant for each of the three time periods.

Timing and Grant Practices of Global Equity Awards

In 2012, we implemented significantly reduced eligibility for our Company-wide annual equity grant and maintained eligibility for special grants on a highly selective basis to align our stock-based compensation programs to market and reduce our annual share usage rate and stock-based compensation expense.

As a result of these changes, our share usage (equity grants as a percentage of common shares outstanding) since 2012 was significantly reduced. This reduced share usage has also caused a decrease in our stock-based compensation expense since 2012, as the expense from previous grants made to a broader population becomes fully recognized. In addition, at the 2015 Annual Meeting, stockholders approved the Motorola Solutions 2015 Omnibus Incentive Plan, which was an amendment and restatement of the Motorola Solutions Omnibus Incentive Plan of 2006 (the “Omnibus Plan”), which reduced by approximately 7 million shares, to 12 million shares, the total number of shares reserved and approved for issuance. We plan to continue to closely manage our equity granting practices to ensure our share usage and stock-based compensation expense remain in line with competitive levels.

In 2015, our annual equity awards were made in the first quarter of the year to allow the Company to better align the receipt of equity awards with the assessment of prior year performance and achievement of business goals. We do not structure the timing of equity awards to precede or coincide with the disclosure of material non-public information. All equity grants made to Section16 officers are approved by the Committee, with concurrence by the Board for grants to the CEO.

The Committee has also delegated authority to the most senior human resources executive to make off-cycle equity grants to newly hired or promoted employees, in recognition of outstanding achievement or for retention. These types of grants are made on the first trading day of each month.

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Executive Benefits and Perquisites

To enhance our ability to attract and retain talented executives in a highly competitive talent market, we provide the benefits and perquisites detailed in the following table:

Benefit or Perquisite	Named Executives	Other Executives and Managers	All Eligible Full-Time Employees
Retirement[1], Saving and Stock Purchase Plans
Health and Welfare Benefits[2]
Deferred Compensation
Financial Planning		Vice Presidents
Executive Physicals		Executive & Senior VPs
Security System Monitoring	CEO
Personal Use of Corporate Provided Aircraft[3]	CEO

1 Pension provided to US-based eligible employees hired prior to Jan 1, 2005.

2 Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability and work life programs.

3 In limited circumstances, and as approved by the CEO, other employees are permitted to use our corporate provided aircraft for personal purposes.

COMPENSATION DECISIONS FOR 2015

Gregory Q. Brown, Chairman and Chief Executive Officer

Mr. Brown’s total target compensation was lower than 2014 target compensation due to lower total LTI. However, reflecting an improved performance year in 2015, Mr. Brown’s actual compensation increased from 2014 due to a higher STIP award than the prior year, a payout under our LRIP that exceeded the zero payout for the 2012-2014 cycle that ended in December 2014 and the grant of PCSOs in connection with the Silver Lake Investment.

	ELEMENT	TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$1,250,000	$1,250,000
	STIP AWARD	$1,875,000	$1,650,000	Annual Salary	x	Target	x	BPF	x	IPF	=	STIP Award
				$1,250,000		150%		0.88		1.0		$1,650,000
	TOTAL CASH COMPENSATION	$3,125,000	$2,900,000	Mr. Brown continued to transform the Company into a singularly focused leader in mission-critical communications and took important actions to better position the Company for operating leverage and free cash flow generation in future years. The Company acquired Airwave for $1B, secured a $1B investment from Silver Lake to help accelerate software and services growth initiatives, outsourced Penang manufacturing, and secured two additional Public Safety LTE contracts which now positions the Company with the four largest Public Safety LTE contracts in the world. We ended the year with record backlog of $6.5B and returned $3.5B in capital to stockholders.
	LTI CASH PAYMENT (2013-2015 LRIP)	$3,000,000	$2,250,000	2013 Cycle Base Salary $1,200,000	x	Target 250%	x	TSR Payout Factor 75%				= LRIP Award $2,250,000

				Relative TSR rank of #8 resulted in 75% of target payout
LTI	2015-2017 LRIP	$3,125,000	–	Base Salary	x	Target	=	LRIP Target
				$1,250,000		250%		$3,125,000
				Payout based on relative TSR performance through 2017
	PERFORMANCE OPTIONS	$2,312,500	$2,312,487	Represents grant date fair value pursuant to ASC Topic 718; actual value realized will be based on options and MSUs earned and stock price when/if the vested options are exercised and when the vested MSUs are sold.
	PCSOs	–	$3,127,943
	MSUs	$2,312,500	$2,312,480
	2015 TOTAL COMPENSATION	$10,875,000	$12,902,910	Actual Total Compensation is listed in Summary Compensation Table
*	“Target Compensation” = Total Cash Compensation + LTI (excluding LTI Cash Payment)

32	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

Gino A. Bonanotte, Executive Vice President and Chief Financial Officer

Following more substantial pay adjustments for Mr. Bonanotte in 2014 to move him to a more competitive market position, total target compensation was only modestly higher in 2015 primarily due to a 2.4% increase in base salary and the grant of the PCSOs.

	ELEMENT	TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$625,000	$622,404	In March 2015, the Committee approved a base salary increase from $610,000 to $625,000.
	STIP AWARD	$593,750	$520,330	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$622,404		95%		0.88		1.0		$520,330
	TOTAL CASH COMPENSATION	$1,218,750	$1,142,734	Mr. Bonanotte successfully executed our 2015 capital allocation strategy, resulting in the return of $3.5B in capital to stockholders. He also managed the acquisition of Airwave, structured the $1B Silver Lake investment, led the outsourcing of Penang manufacturing and drove more than $200M of Company-wide cost reductions.
	LTI CASH PAYMENT (2013-2015 LRIP)	$282,510	$211,883	2013 Cycle Base Salary	x	Target	x	TSR Payout Factor				= LRIP Award
				$300,000		94.17%		75%				$211,883
				Relative TSR rank of #8 resulted in 75% of target payout
LTI	2015-2017 LRIP	$666,666	–	Payout based on relative TSR performance through 2017
	PERFORMANCE OPTIONS	$666,667	$666,664	Represents grant date fair value pursuant to ASC Topic 718; actual value realized will be based on options and MSUs earned and stock price when/if the vested options are exercised and when the vested MSUs are sold.
	PCSOs	–	$637,178
	MSUs	$666,667	$666,642
	2015 TOTAL COMPENSATION	$3,218,750	$3,325,101	Actual Total Compensation is listed in Summary Compensation Table

*	“Target Compensation” = Total Cash Compensation + LTI (excluding LTI Cash Payment)

Mark S. Hacker, Executive Vice President, General Counsel and Chief Administrative Officer

Key Talent Management Actions Promoted in 2015 to include Chief Administrative Officer

Mr. Hacker’s role continued to expand in 2015 by adding accountability for human resources and global marketing to his previous role and promotion to Chief Administrative Officer. At the time of his promotion, Mr. Hacker received a 4.1% base salary increase and a $200,000 equity award delivered $100,000 in stock options and $100,000 in RSUs.

	ELEMENT	TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$510,000	$507,488	In January 2015, the Committee approved a base salary increase from $480,000 to $500,000 in recognition of Mr. Hacker’s promotion to CAO. In March 2015, the Committee approved an additional base salary increase to $510,000.
	STIP AWARD	$484,500	$424,260	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$507,488		95%		0.88		1.0		$424,260
	TOTAL CASH COMPENSATION	$994,500	$931,748	In early 2015, Mr. Hacker was promoted to Chief Administrative Officer and his role was expanded to include oversight for global marketing and human resources. Mr. Hacker made leadership and organizational changes that resulted in increasing his team’s impact while achieving cost reductions of 17% compared to last year. He successfully supported the Airwave and Silver Lake transactions, managed litigation to favorable resolutions, enhanced the Company’s brand narrative to emphasize its software and services growth initiatives, and transitioned U.S. healthcare to a private exchange. He also brought renewed focus to diversity and inclusion and formalized the Company’s leadership succession planning process.
	LTI CASH PAYMENT (2013-2015 LRIP)	$290,155	$217,616	2013 Cycle Base Salary	x	Target	x	TSR Payout Factor				= LRIP Award
				$300,150		96.67%		75%				$217,616
				Relative TSR rank of #8 resulted in 75% of target payout
LTI	2015-2017 LRIP	$500,000	–	Payout based on relative TSR performance through 2017
	PERFORMANCE OPTIONS	$500,000	$599,986	Represents grant date fair value pursuant to ASC Topic 718; actual value realized will be based on options and MSUs earned and stock price when/if the vested options are exercised and when the vested MSUs are sold.
	PCSOs	–	$637,178
	MSUs	$500,000	$593,740
	2015 TOTAL COMPENSATION	$2,494,500	$2,980,268	Actual Total Compensation is listed in Summary Compensation Table

*	“Target Compensation” = Total Cash Compensation + LTI (excluding LTI Cash Payment)

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	33

Robert C. Schassler, Executive Vice President, Int’l Sales and Services and Global Managed & Support Services

On December 31, 2015, Mr. Schassler resigned from the Company, effective as of January 15, 2016, to take a position with another company. The pay actions described below reflect those made while Mr. Schassler remained in his previous role.

	ELEMENT	TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$513,000	$510,750	In March 2015, the Committee approved a base salary increase from $500,000 to $513,000.
	STIP AWARD	$487,350	$426,987	Eligible Earnings	x	Target	x	BPF	x	IPF	=	STIP Award
				$510,750		95%		0.88		1.0		$426,987
	TOTAL CASH COMPENSATION	$1,000,350	$937,737	Mr. Schassler grew our Managed and Support Services and Smart Public Safety businesses and increased backlog by $658M.
	LTI CASH PAYMENT (2013-2015 LRIP)	$332,046	$249,035	2013 Cycle Base Salary	x	Target	x	TSR Payout Factor			=	LRIP Award
				$430,000		77.22%		75%				$249,035
				Relative TSR rank of #8 resulted in 75% of target payout
LTI	2015-2017 LRIP	$433,334	–	Payout based on relative TSR performance through 2017; participation in this LRIP cycle was forfeited upon resignation from the Company.
	PERFORMANCE OPTIONS	$433,333	$433,323	Represents grant date fair value pursuant to ASC Topic 718; all POs, PCSOs and MSUs forfeited upon resignation from the Company.
	PCSOs	–	$637,178
	MSUs	$433,333	$433,299
	2015 TOTAL COMPENSATION	$2,300,350	$2,690,572	Actual Total Compensation is listed in Summary Compensation Table

*	“Target Compensation” = Total Cash Compensation + LTI (excluding LTI Cash Payment)

Eduardo F. Conrado, Executive Vice President and Chief Strategy & Innovation Officer

Key Talent Management Actions Role expanded in 2015 to include Chief Strategy Officer

Mr. Conrado was promoted to Executive Vice President in August when his role expanded to include accountability for strategy. At the time of his promotion, Mr. Conrado received a 5.6% base salary increase to recognize his expanded responsibilities.

	ELEMENT	TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$465,000	$448,750	In March 2015, the Committee approved a base salary increase from $435,000 to $440,000 and in August 2015 approved an additional 5.6% increase at the time of his promotion.
	STIP AWARD	$441,750	$325,820	Eligible Earnings	x	Target	x	BPF	X	IPF	=	STIP Award
				$448,750		82.5%		0.88		1.0		325,820
	TOTAL CASH COMPENSATION	$906,750	$774,570	Mr. Conrado was promoted in August 2015 when his role was expanded to include Strategy. Mr. Conrado enhanced our technology and solutions portfolio through a combination of organic investments and acquisitions. Mr. Conrado made organizational changes in strategy, chief technology office, and information technology to refresh leadership talent. He also made significant improvements in the employee communication and collaboration tools by transitioning the Company from Microsoft to Google.
	LTI CASH PAYMENT (2013-2015 LRIP)	$287,014	$215,261	2013 Cycle Base Salary	x	Target		x	TSR Payout Factor		=	LRIP Award
				$415,000		69.16%			75%			$215,261
				Relative TSR rank of #8 resulted in 75% of target payout
LTI	2015-2017 LRIP	$413,250	–	Payout based on relative TSR performance through 2017
	PERFORMANCE OPTIONS	$333,333	$333,332	Represents grant date fair value pursuant to ASC Topic 718; actual value realized will be based on options and MSUs earned and stock price when/if the vested options are exercised and when the vested MSUs are sold.
	PCSOs	–	$637,178
	MSUs	$333,333	$333,321
	2015 TOTAL COMPENSATION	$1,986,666	$2,293,662	Actual Total Compensation is listed in Summary Compensation Table

*	“Target Compensation” = Total Cash Compensation + LTI (excluding LTI Cash Payment)

34	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

Mark F. Moon, Former Executive Vice President and President, Sales & Marketing

Mr. Moon no longer served as Executive Vice President and President, Sales & Marketing as of November 2015 although he remains an Executive Vice President and will leave the Company at the end of 2016. When Mr. Moon separates from the Company in 2016, he will be entitled to receive severance benefits under the terms of the Company’s plans and arrangements available to senior executive officers. The pay actions described below reflect those made while Mr. Moon remained in the Executive Vice President and President, Sales & Marketing role.

	ELEMENT	TARGET COMPENSATION*	ACTUAL COMPENSATION	FACTORS INFLUENCING AMOUNT
	BASE SALARY	$660,000	$658,269	In March 2015, the Committee approved a base salary increase from $650,000 to $660,000.
	STIP AWARD	$627,000	$550,313	Eligible Earnings	x	Target	x	BPF	X	IPF	=	STIP Award
				$658,269		95%		0.88		1.0		$550,313
	TOTAL CASH COMPENSATION	$1,287,000	$1,208,582	Mr. Moon executed on key aspects of the Company’s strategy to strengthen our core business and expand into adjacent markets, ending the year with record backlog. He also re-organized the North America and Latin America organizations into a streamlined Americas organization.
	LTI CASH PAYMENT (2013-2015 LRIP)	$791,000	$593,250	2013 Cycle Base Salary	x	Target	x	TSR Payout Factor			=	LRIP Award
				$565,000		140%		75%				$593,250
				Relative TSR rank of #8 resulted in 75% of target payout
LTI	2015-2017 LRIP	$666,666	–	Payout based on relative TSR performance through 2017
	PERFORMANCE OPTIONS	$666,667	$633,322	Represents grant date fair value pursuant to ASC Topic 718; actual value realized will be based on options and MSUs earned and stock price when/if the vested options are exercised and when the vested MSUs are sold.
	MSUs	$666,667	$633,316
	2015 TOTAL COMPENSATION	$3,287,000	$3,068,470	Actual Total Compensation is listed in Summary Compensation Table

*	“Target Compensation” = Total Cash Compensation + LTI (excluding LTI Cash Payment)

OTHER COMPENSATION POLICIES AND PRACTICES

Stock Ownership Guidelines

To ensure strong alignment of our senior management with the interests of our stockholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. Our stock ownership requirements are expressed as a multiple of base salary as shown below:

Executive Group	Multiple of Base Salary
Chairman and Chief Executive Officer	6x
Executive Vice Presidents and Executive Committee Members	3x
Senior Vice Presidents	2x
Corporate Vice Presidents	1x

Executives subject to the guidelines must meet their ownership requirement within five years from the date they first become subject to their applicable ownership requirement. Executives who do not meet their stock ownership requirement within five years must hold 100% of net shares acquired (net of tax withholding) on the exercise of stock options and the vesting of RSUs or MSUs until compliance with the stock ownership requirement is achieved.

Shares counted toward guideline achievement include directly owned shares, unvested RSUs and target MSUs.

The Committee reviews compliance with the ownership guidelines annually. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirement or are within the five year grace period.

Change In Control Plan

The Company maintains the Senior Officer Change In Control Severance Plan (the “CIC Severance Plan”), which the Board has the ability to amend or terminate with at least one year’s notice to participants.

The CIC Severance Plan covers our NEOs (except for Mr. Brown, whose employment agreement contains change in control provisions) and our other senior executives. The Board considers the maintenance of an effective and stable management team essential to protecting and enhancing

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	35

the value of the Company for the benefit of our stockholders. To that end, we recognize that the possibility of a change in control may exist and that this possibility, and the uncertainty and questions it may raise for certain senior executives, may result in the distraction, and potential departure, of senior management employees to the detriment of the Company and our stockholders. The CIC Severance Plan helps to encourage the continued attention and dedication of our senior management to their assigned duties without the distraction that may arise from the possibility of a change in control event.

The CIC Severance Plan employs a “double trigger” in order for severance benefits to be paid, meaning that both a change in control event must occur and an executive must be involuntarily terminated without “cause” or must leave for “good reason” within 24 months following the change in control.

The table below highlights key provisions of the CIC Severance Plan. For a detailed description of the CIC Severance Plan, please refer to the section “Change in Control Arrangements.”

CIC Provision	CIC Severance Plan
Eligibility	Executive and Senior Vice Presidents
CIC Cash Severance Multiple	Two times base salary plus target bonus
Medical Benefit Continuation	Two years
LRIP and Equity Treatment (Provision in Omnibus Plan)	Equity and LRIP subject to “double trigger” unless awards are not assumed or replaced by acquirer. If not assumed or replaced, equity and LRIP provide for accelerated treatment with performance at target
Excise Tax Gross-Up	None. Participants receive “best net” after-tax position of either participant’s paying the excise tax or a reduction in severance benefits to a level that eliminates the imposition of excise tax

Recoupment of Incentive Compensation Awards Upon Restatement of Financial Results

If, in the opinion of the independent directors of the Board, the Company’s financial results require restatement due to the misconduct by one or more of the Company’s executive officers (including the NEOs), the independent directors may seek a number of remedies, all of which are subject to a number of conditions including (i) whether the executive officer engaged in the intentional misconduct, (ii) whether the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, and (iii) whether the incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded. The independent directors review whether to require one or more remedies by directing the Company to recover all or a portion of any incentive compensation received by the executive as a result of the misconduct, as well as cancel all or a portion of the outstanding equity-based awards held by the executive (commonly referred to as a claw-back policy). In addition, the independent directors may also seek to recoup any gains realized by the executive with respect to their equity-based awards, including exercised stock options and vested RSUs, regardless of when they were issued.

Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our total compensation program is an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, unless such compensation qualifies as performance-based compensation. Our short-term and long-term incentive programs generally have been designed so that they may qualify as performance-based compensation. In particular, in order to satisfy the Section 162(m) qualification requirements, under our Omnibus Plan, each year the Committee allocates an incentive pool equal to 5% of our consolidated operating earnings to the covered officers under our STIP. Once the amount of the pool and the specific allocations are determined at the end of the year, the Committee can apply “negative discretion” to reduce (but not increase) the amount of any award payable from the incentive pool to the covered officers, as determined by the amount payable to each covered officer based on the STIP performance criteria and actual results. The Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m).

Securities Trading Policy

Executives and certain other employees, including our NEOs, may not engage in any transaction in which they may profit from short-term speculative swings in the value of our securities. Our securities trading policy is applicable to all employees and is designed to ensure compliance with all applicable insider trading rules.

Anti-Hedging Policy

Directors, executives and certain other employees, including our NEOs, are not permitted to hold any security tied to the performance of our Common Stock other than equity delivered directly to employees under our equity incentive plans.

36	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

COMPENSATION AND LEADERSHIP COMMITTEE REPORT

THE FOLLOWING REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

Throughout 2015, Kenneth C. Dahlberg was the Chair of the Compensation and Leadership Committee (the “Committee”) and Anne R. Pramaggiore and Bradley E. Singer served as members of the Committee.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and incorporated by reference into Motorola Solutions’ 2015 Annual Report on Form 10-K.

Respectfully submitted,

Kenneth C. Dahlberg, Chairman

Anne R. Pramaggiore

Bradley E. Singer

COMPENSATION AND LEADERSHIP COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Kenneth C. Dahlberg, Director and Chair of the Committee, Anne E. Pramaggiore, Director, and Bradley E. Singer, Director, served on the Committee throughout 2015. No member of the Committee was, during the fiscal year ended December 31, 2015, an officer, former officer, or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2015.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	37

NAMED EXECUTIVE OFFICER COMPENSATION

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Gregory Q. Brown Chairman and Chief Executive Officer
	2015	1,250,000	2,312,480	5,440,430	3,900,000	0	372,415	13,275,325
	2014	1,287,500	1,848,923	3,916,657	558,370	26,013	331,669	7,969,131
	2013	1,200,000	1,572,805	3,334,996	6,207,600	0	306,530	12,621,931
Gino A. Bonanotte Executive Vice President and Chief Financial Officer
	2015	622,404	666,642	1,303,842	732,212	0	20,600	3,345,700
	2014	615,481	660,818	799,987	175,412	173,977	20,400	2,446,075
	2013	342,607	360,330	243,742	325,023	0	17,200	1,288,902
Mark S. Hacker Executive Vice President, General Counsel and Chief Administrative Officer
	2015	507,488	593,740	1,237,164	641,876	0	14,450	2,994,718
	2014	488,942	472,031	499,997	110,012	36,052	27,432	1,634,466
Robert C. Schassler(6) Executive Vice President, International Sales & Services and Global Managed & Support Services
	2015	510,750	433,299	1,070,501	676,022	0	23,025	2,713,597
	2014	499,712	542,891	324,989	131,000	93,806	22,502	1,614,900
Eduardo F. Conrado Executive Vice President and Chief Strategy & Innovation Officer
	2015	448,750	333,321	970,510	541,081	0	20,300	2,313,962
	2014	449,615	314,666	333,332	101,163	143,257	27,302	1,369,335
	2013	424,346	229,697	487,070	486,175	0	25,813	1,653,101
Mark F. Moon Former Executive Vice President and President, Sales & Marketing(7)
	2015	658,269	633,316	633,322	1,143,563	0	37,234	3,105,704
	2014	669,712	660,881	699,991	210,959	145,767	54,039	2,441,348
	2013	621,096	506,086	1,073,199	989,725	0	25,506	3,215,612

(1)	Salary includes amounts deferred pursuant to salary reduction arrangements under the 401(k) and Deferred Compensation Plans; 2014 reflects two additional weeks of pay due to the timing of the 2014 payroll calendar.
(2)	The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 8, “Share-Based Compensation Plans and Other Incentive Plans” in the Company’s Form 10-K for the fiscal year ended December 31, 2015. If maximum performance is achieved for performance-based stock awards, the aggregate grant date fair value in column (e) is $4,624,960 for Mr. Brown, $1,333,285 for Mr. Bonanotte, $1,093,691 for Mr. Hacker, $866,599 for Mr. Schassler, $666,642 for Mr. Conrado and $1,266,633 for Mr. Moon. If maximum performance is achieved for performance-based option awards, the aggregate grant date fair value in column (f) is $8,909,153 for Mr. Brown, $2,303,837 for Mr. Bonanotte, $1,987,147 for Mr. Hacker, $1,720,476 for Mr. Schassler, $1,470,499 for Mr. Conrado and $1,583,304 for Mr. Moon. Mr. Schassler’s unvested stock and option awards were subsequently forfeited on January 15, 2016 when he voluntarily left the Company.
(3)	In 2015, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2015 STIP and under the 2013-2015 LRIP. Earned payments in column (g) during fiscal year 2015 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Hacker	Mr. Schassler	Mr. Conrado	Mr. Moon
2015 STIP	$1,650,000	$520,330	$424,260	$426,987	$325,820	$550,313
2013-2015 LRIP	2,250,000	211,883	217,616	249,035	215,261	593,250

TOTAL	$3,900,000	$732,213	$641,876	$676,022	$541,081	$1,143,563

38	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

In 2014, the amounts in column (g) consist of awards earned by eligible NEOs at that time under the 2014 STIP. There were no payouts under the 2012-2014 LRIP. In 2013, the amounts in column (g) consist of awards earned by eligible NEOs at that time under the 2013 STIP and under the 2011-2013 LRIP. Earned payments in column (g) during fiscal year 2013 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Conrado	Mr. Moon
2013 STIP	$1,557,600	$139,200	$187,800	$327,100
2011-2013 LRIP	4,650,000	185,823	298,375	662,625

TOTAL	$6,207,600	$325,023	$486,175	$989,725

(4)	The amounts in column (h) represent the aggregate change in present value of the respective officer’s benefits under all pension plans. If the aggregate change in value of benefits under all pension plans was negative, the value is reflected as $0. A summary of the specific values for each period are set forth below:

NEO	Period	Change in Present Value of Pension Plan	Above Market Deferred Compensation Earnings	Total
Gregory Q. Brown	Dec. 31, 2014 to Dec. 31, 2015	($1,384)	$0	($1,384)
	Dec. 31, 2013 to Dec. 31, 2014	$23,912	$2,101	$26,013
	Dec. 31, 2012 to Dec. 31, 2013	($12,282)	$0	($12,282)
Gino A. Bonanotte	Dec. 31, 2014 to Dec. 31, 2015	($39,765)	$0	($39,765)
	Dec. 31, 2013 to Dec. 31, 2014	$162,929	$11,048	$173,977
	Dec. 31, 2012 to Dec. 31, 2013	($76,221)	$0	($76,221)
Mark S. Hacker	Dec. 31, 2014 to Dec. 31, 2015	($7,067)	$0	($7,067)
	Dec. 31, 2013 to Dec. 31, 2014	$30,561	$5,491	$36,052
Robert C. Schassler	Dec. 31, 2014 to Dec. 31, 2015	($8,402)	$0	($8,402)
	Dec. 31, 2013 to Dec. 31, 2014	$73,700	$20,106	$93,806
Eduardo F. Conrado	Dec. 31, 2014 to Dec. 31, 2015	($35,808)	$0	($35,808)
	Dec. 31, 2013 to Dec. 31, 2014	$137,696	$5,561	$143,257
	Dec. 31, 2012 to Dec. 31, 2013	($67,132)	$0	($67,132)
Mark F. Moon	Dec. 31, 2014 to Dec. 31, 2015	($11,488)	$0	($11,488)
	Dec. 31, 2013 to Dec. 31, 2014	$110,635	$35,132	$145,767
	Dec. 31, 2012 to Dec. 31, 2013	($62,906)	$0	($62,906)

(5)	The amounts in column (i) for 2015 consist of perquisite costs for personal use of Company aircraft, security system monitoring, costs for financial planning, guest attendance at Company events, Company matching contributions to the 401(k) Plan and executive physicals. The incremental cost to the Company for any personal use of Company aircraft is calculated by multiplying the number of hours an NEO travels in a particular plane by the direct cost per flight hour per plane. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. Specific perquisites applicable to each NEO are identified below by an “X”. Where such perquisite exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for such officer, the dollar amount is given.

NEO	Personal Aircraft Use	Security System Monitoring	Financial Planning	Guest Attendance at Company Events	401K Plan Match	Executive Physical
Gregory Q. Brown	$329,813	X	X		X
Gino A. Bonanotte			X		X
Mark S. Hacker			X		X	X
Robert C. Schassler			X		X	X
Eduardo F. Conrado			X		X	X
Mark F. Moon	$11,376		X	X	X

(6)	On December 31, 2015, Mr. Schassler resigned from his position as an officer of the Company, effective as of January 15, 2016.
(7)	Mr. Moon no longer served as Executive Vice President and President, Sales & Marketing as of November 2015, although he remains an Executive Vice President and will leave the Company at the end of 2016.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	39

GRANTS OF PLAN-BASED AWARDS IN 2015

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock Units (#)(1) (i)		All Other Option Awards: Number of Securities Underlying Options (#)(2) (j)		Exercise or Base Price of Option Awards ($/Sh)(3) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Type	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#)(2) (g)		Maximum (#) (h)
Gregory Q. Brown	STIP	1/1/2015	(4)	0	1,875,000	3,675,000	–	–		–	–		–		–	–
	LRIP	1/1/2015	(5)	937,500	3,125,000	7,812,500	–	–		–	–		–		–	–
	MSUs	3/9/2015		–	–	–	22,982	38,303	(6)	76,606	–		–		–	2,312,480
	POs	3/9/2015		–	–	–	39,925	132,749	(7)	331,873	–		–		66.57	2,312,488
	PCSOs	8/25/2015		–	–	–	157,560	393,479	(9)	787,498	–		–		68.50	3,127,943
Gino A. Bonanotte	STIP	1/1/2015	(4)	0	591,284	1,158,916	–	–		–	–		–		–	–
	LRIP	1/1/2015	(5)	200,000	666,666	1,666,665	–	–		–	–		–		–	–
	MSUs	3/9/2015		–	–	–	6,625	11,042	(6)	22,084	–		–		–	666,642
	POs	3/9/2015		–	–	–	11,481	38,270	(7)	95,675	–		–		66.57	666,663
	PCSOs	8/25/2015		–	–	–	32,083	80,209	(9)	160,417	–		–		68.50	637,178
Mark S. Hacker	STIP	1/1/2015	(4)	0	482,114	944,943	–	–		–	–		–		–	–
	LRIP	1/1/2015	(5)	150,000	500,000	1,250,000	–	–		–	–		–		–	–
	RSUs	1/23/2015		–	–	–	–	–		–	1,527	(8)	–		–	93,778
	Options	1/23/2015		–	–	–	–	–		–	–		9,363	(8)	65.48	99,997
	MSUs	3/9/2015		–	–	–	4,969	8,281	(6)	16,562	–		–		–	–
	POs	3/9/2015		–	–	–	8,611	28,702	(7)	71,755	–		–		66.57	499,989
	PCSOs	8/25/2015		–	–	–	32,083	80,209	(9)	160,417	–		–		68.50	637,178
Robert C. Schassler	STIP	1/1/2015	(4)	0	485,213	951,017	–	–		–	–		–		–	–
	LRIP	1/1/2015	(5)	130,000	433,334	1,083,335	–	–		–	–		–		–	–
	MSUs	3/9/2015		–	–	–	4,306	7,177	(6)	14,354	–		–		–	433,299
	POs	3/9/2015		–	–	–	7,463	24,875	(7)	62,188	–		–		66.57	499,989
	PCSOs	8/25/2015		–	–	–	32,083	80,209	(9)	160,417	–		–		68.50	637,178
Eduardo F. Conrado	STIP	1/1/2015	(4)	0	370,250	725,689	–	–		–	–		–		–	–
	LRIP	1/1/2015	(5)	119,313	397,711	994,277	–	–		–	–		–		–	–
	MSUs	3/9/2015		–	–	–	3,313	5,521	(6)	11,042	–		–		–	333,321
	POs	3/9/2015		–	–	–	5,741	19,135	(7)	47,838	–		–		66.57	499,989
	PCSOs	8/25/2015		–	–	–	32,083	80,209	(9)	160,417	–		–		68.50	637,178
Mark F. Moon	STIP	1/1/2015	(4)	0	625,356	1,225,697	–	–		–	–		–		–	–
	LRIP	1/1/2015	(5)	190,000	633,334	1,583,335	–	–		–	–		–		–	–
	MSUs	3/9/2015		–	–	–	6,294	10,490	(6)	20,980	–		–		–	633,316
	POs	3/9/2015		–	–	–	10,907	36,356	(7)	90,890	–		–		66.57	633,322

(1)	In the aggregate, the RSUs and MSUs (at target) described in this table represent approximately 0.047% of the total shares of Common Stock outstanding on February 1, 2016. RSUs granted on or after May 1, 2006 and MSUs are not eligible for dividend equivalent rights. Each of these RSU and MSU target awards were granted under the Omnibus Plan. All RSUs entitle the holder to acquire shares of Common Stock and were valued at the fair market value at the time of the grant. The fair value for all RSUs granted on or after July 28, 2011 is defined as the closing price for a share of our Common Stock on the date of grant less a discount for the dividends not paid on the RSUs. The fair value for MSUs is determined using a Monte Carlo simulation model.

40	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

(2)	In the aggregate, the options (at target) described in this table are exercisable for approximately 0.58% of the total shares of Common Stock outstanding on February 1, 2016. All option awards were granted under our Omnibus Plan. All options entitle the holder to acquire shares of Common Stock at the exercise price determined on the grant date. The options carry the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. Options may be transferred to family members or certain entities in which family members have an interest. The performance-contingent options (“PCSOs”) granted on August 25, 2015 expire at the end of seven years; all other options expire at the end of ten years. However, all options could expire or be cancelled earlier in certain situations.
(3)	Except for the PCSOs the exercise price of option awards is based on the fair market value of our Common Stock at the time of grant, which is the closing price for a share of our Common Stock on the date of grant. The PCSOs exercise price was set at $68.50, to match the conversion price of the Notes issued to Silver Lake. The closing price for a share of our Common Stock on the date of grant of the PCSOs was $60.44.
(4)	These grants were made pursuant to the STIP for the 2015 plan year and are payable in cash. The STIP is the Company’s annual pay-for-performance bonus plan that is based on a formula that combines Company and individual performance. For a detailed discussion of the STIP, including the targets and plan mechanics, see Compensation Discussion and Analysis. Threshold payouts assume the minimum individual performance factor of 0.0. Target payouts assume individual and business performance factors of 1.0. Maximum payouts assume the maximum individual and business performance factors of 1.4. Awards under the STIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.
(5)

These grants are for the 2015-2017 LRIP. Awards under the 2015-2017 LRIP cycle are determined in dollars but, at the discretion of the Compensation and Leadership Committee, may be paid in cash or Common Stock. For a discussion of the LRIP, including the targets and plan mechanics, see Compensation Discussion and Analysis. The amounts under Threshold assume the minimum performance level necessary to generate an award was achieved. If final cycle performance is below the minimum performance level at the end of the three-year cycle, awards will be $0. The amounts under Target assume the target level of performance is achieved. The amounts under Maximum will be payable if Motorola Solutions’ three-year total shareholder return ranks in the top 10th percentile among the S&P 500.

(6)	MSUs are granted at target on the grant date. Actual shares are earned and vest on the first, second and third anniversary of the grant date based on stock price appreciation or depreciation. For every 1% increase or decrease in stock price, MSUs earned on the performance measurement date will increase or decrease by 1%. Maximum opportunity is 200% of the target award for 100% stock price appreciation. Minimum opportunity is 60% of the target award at 40% stock price depreciation. On March 9, 2016, the first anniversary of the grant date, the Company’s stock had depreciated by 1%; therefore, one-third of the target award was earned at 99%.
(7)

Performance options are granted at target on the grant date. Actual options are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative total shareholder return percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

(8)	The restrictions on the RSUs lapse and the options vest in three equal installments on the first, second and third anniversary of the grant date.
(9)	PCSOs vest upon the attainment of each stock price hurdle as follows: 20% vests when the Company closing stock price is $85.00 for ten consecutive trading days; 30% vests when the Company closing stock price is $102.50 for ten consecutive trading days; and 50% vests when the Company closing stock price is $120.00 for ten consecutive trading days. No PCSOs are exercisable prior to the third anniversary of the date of grant. If any stock price hurdles are not met during the three-year period, the corresponding unvested PCSOs will expire.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	41

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Gregory Q. Brown	5/3/2006	83,331	(2)	0				89.26	5/3/2016	5/13/2014	9,880	(3)	676,286
	4/15/2007	95,235	(2)	0				73.88	4/5/2017	3/10/2014	29,479	(5)	2,017,838
	8/27/2008	552,521	(6)	0				40.33	8/27/2018	3/9/2015				38,303	(4)	2,621,840
	8/27/2008	134,297	(7)	0				40.33	8/27/2018
	5/7/2009	270,826	(8)	0				26.13	5/7/2019
	5/5/2010	264,635	(9)	0				28.86	5/5/2020
	2/1/2011	665,778	(10)	0				39.02	2/1/2021
	2/22/2011	48,489	(11)	0				38.04	2/22/2021
	2/22/2011	471,398	(11)	0				38.04	2/22/2021
	5/2/2012	281,731	(12)	0				51.33	5/2/2022
	5/13/2013	241,930	(13)	120,964	(13)			56.17	5/13/2023
	3/10/2014	0		326,933	(14)			66.43	3/10/2024
	3/9/2015					132,749	(15)	66.57	3/9/2025
	8/25/2015					787,498	(16)	68.50	8/25/2022
TOTAL		3,110,171		447,897		920,247					39,359		2,694,124	38,303		2,621,840
Gino A. Bonanotte	2/22/2011	9,628	(9)	0				38.04	2/22/2021	5/13/2014	1,224	(9)	83,783
	5/2/2012	4,274	(9)	0				51.33	5/2/2022	8/14/2013	1,010	(9)	69,135
	5/13/2013	4,774	(9)	2,387	(9)			56.17	5/13/2023	3/10/2014	2,006	(9)	137,311
	8/14/2013	10,694	(9)	5,346	(9)			57.71	8/14/2023	3/10/2014	7,526	(5)	515,155
	3/10/2014	8,342		16,678	(9)			66.43	3/10/2024	3/9/2015				11,042	(4)	755,825
	3/10/2014	0		41,736	(14)			66.43	3/10/2024
	3/9/2015					38,270	(15)	66.57	3/9/2025
	8/25/2015					160,417	(16)	68.50	8/25/2022
TOTAL		37,712		66,147		198,687					11,766		805,384	11,042		755,825
Mark S. Hacker	5/3/2011	2,501	(9)	0				45.19	5/3/2021	4/1/2013	1,177	(18)	80,566
	5/2/2012	4,581	(9)	0				51.33	5/2/2022	5/13/2014	994	(3)	68,039
	4/1/2013	0		7,411	(18)			63.70	4/1/2023	6/17/2013	1,162	(9)	79,539
	5/13/2013	3,876	(9)	1,939	(9)			56.17	5/13/2023	3/10/2014	7,526	(5)	515,155
	6/17/2013	25,135	(9)	12,565	(9)			57.33	6/17/2023	1/23/2015	1,527	(9)	104,523
	3/10/2014	0		41,736	(14)			66.43	3/10/2024	3/9/2015				8,281	(4)	566,834
	1/23/2015	0		9,363	(9)			65.48	1/23/2025
	3/9/2015					28,702	(15)	66.57	3/9/2025
	8/25/2015					160,417	(16)	68.50	8/25/2022
TOTAL		36,093		73,014		189,119					12,386		847,822	8,281		566,834
Robert C. Schassler	5/2/2012	12,820	(9)	0				51.33	5/2/2022	5/13/2013	2,226	(9)	152,370
	5/13/2013	8,680	(9)	4,340	(9)			56.17	5/13/2023	3/10/2014	3,763	(9)	257,577
	3/10/2014	3,476		6,949	(9)			66.43	3/10/2024	5/20/2014	2,004	(9)	137,174
	5/20/2014	6,351		12,696	(9)			66.52	5/20/2024	3/9/2015				7,177	(4)	491,266
	3/9/2015					24,875	(15)	66.57	3/9/2025
	8/25/2015					160,417	(16)	68.50	8/25/2022
TOTAL		31,327		23,985		185,292					7,993		547,121	7,177		491,266
Eduardo F. Conrado	5/6/2008	2,678		0				43.10	5/6/2018	5/13/2013	1,443	(9)	98,773
	5/7/2009	1,786		0				26.13	5/7/2019	3/10/2014	5,017	(5)	343,414
	5/5/2010	2,534		0				28.86	5/5/2020	3/9/2015				5,521	(4)	377,912
	2/22/2011	51,038		0				38.04	2/22/2021
	7/25/2011	21,171		0				45.36	7/25/2021
	5/12/2012	21,317	(17)	0				51.33	5/2/2022
	5/13/2013	35,333	(13)	17,667	(13)			56.17	5/13/2023
	3/10/2014	0		27,824	(14)			66.43	3/10/2024
	3/9/2015					19,135	(15)	66.57	3/9/2025
	8/25/2015					160,417	(16)	68.50	8/25/2022
TOTAL		135,857		45,491		179,552					6,460		442,187	5,521		377,912
Mark F. Moon	2/22/2011	55,331	(9)	0				38.04	2/22/2021	5/13/2013	3,180	(3)	217,671
	5/3/2011	31,271	(9)	0				45.19	5/3/2021	3/10/2014	10,537	(5)	721,258
	5/2/2012	85,269	(17)	0				51.33	5/2/2022	3/9/2015				10,490	(4)	718,041
	5/13/2013	77,852	(9)	38,927	(13)			56.17	5/13/2023
	3/10/2014	0		58,430	(14)			66.43	3/10/2024
	3/9/2015					36,356	(15)	66.57	3/9/2025
TOTAL		249,723		97,357		36,356					13,717		938,929	10,490		718,041

42	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

(1)	Market values in columns (h) and (j) are based on the closing price of our Common Stock on December 31, 2015 of $68.45 per share.
(2)	The grant vests in four equal annual installments commencing on the first anniversary of the grant date.
(3)	The restrictions lapse in three equal installments, each lapse date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of December 31, 2013; therefore the restrictions will lapse on the first, second and third anniversaries of the May 13, 2013 grant date.
(4)	These market stock units vest on the first, second and third anniversary of the March 9, 2015 grant date based on stock price appreciation or depreciation. On March 9, 2016, the first anniversary of the grant date, our stock had depreciated by 1%; therefore one-third of the award was earned at 99% of target.
(5)	The restrictions lapse in three equal installments, each lapse date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on March 10, 2014, and (b) the first, second and third anniversary of the March 10, 2014 grant date. As of March 18, 2016, the performance measure has not been met and no shares have vested.
(6)	The grant vested in three equal annual installments with the first installment having vested on July 31, 2009.
(7)	The grant of SARs vested in three equal annual installments with the first installment having vested on July 31, 2009.
(8)	The grant of options vests in three equal installments on the later of: (a) (1) separation into two independent, publicly traded companies, or (2) announcement by the Company to not effect a separation; or (b) each of May 7, 2010, 2011 and 2012, respectively. The first installment vested upon the Separation and the last two tranches vested on May 7, 2011 and May 7, 2012.
(9)	The grant vests in three equal annual installments commencing on the first anniversary of the grant date.
(10)	The grant of options vested in three equal installments, each vesting date the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period was 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately following the Separation, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of March 30, 2011; therefore the installments vested on the first, second and third anniversaries of the grant date.
(11)	The 48,489 options and 471,398 stock-settled SARs vested in three equal installments, each vesting date the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on February 22, 2011, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of April 5, 2011; therefore the installments vested on the first, second and third anniversaries of the grant date.
(12)	These options vest in one installment on the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore the options vested on the third anniversary of the grant date.
(13)	These options vest in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of December 31, 2013; therefore the installments will vest on the first, second and third anniversaries of the grant date.
(14)	These options vest in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on March 10, 2014, and (b) the first, second and third anniversary of the grant date. As of March 18, 2016, the performance measure has not been met and no shares have vested.
(15)

These performance options vest on the third anniversary of the March 9, 2015 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile.

(16)	PCSOs vest upon the attainment of each stock price hurdle as follows: 20% vests when the Company closing stock price is $85.00 for ten consecutive trading days; 30% vests when the Company closing stock price is $102.50 for ten consecutive trading days; and 50% vests when the Company closing stock price is $120.00 for ten consecutive trading days. No PCSOs are exercisable prior to the third anniversary of the date of grant. If any stock price hurdles are not met during the three-year period, the corresponding unvested PCSOs will expire.
(17)	These options vest in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore the installments will vest on the first, second and third anniversaries of the grant date.
(18)	The grant vests on April 1, 2016, the third anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED IN 2015

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Gregory Q. Brown	95,235	$282,206	35,830	$2,149,655
Gino A. Bonanotte	-	-	4,457	$277,229
Mark S. Hacker	-	-	4,315	$255,861
Robert C. Schassler	22,891	$788,971	7,545	$461,544
Eduardo F. Conrado	-	-	2,092	$124,619
Mark F. Moon	133,702	$5,179,886	5,774	$344,782

(1)	The “Value Realized on Exercise” is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options and multiplying such number by the number of options exercised.
(2)	The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market closing price of the underlying shares on the vesting date. When an award vests on a non-trading day, the most recent previous market closing price is used for the purpose of this calculation.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	43

NONQUALIFIED DEFERRED COMPENSATION IN 2015

The Motorola Solutions Management Deferred Compensation Plan (the “Deferred Compensation Plan”) previously allowed eligible executive participants the opportunity to defer portions of their base salary and annual cash incentive compensation and thereby defer taxes. Effective January 1, 2008, due to low participation, the Deferred Compensation Plan was closed to new deferrals. Effective June 1, 2013, the Deferred Compensation Plan was amended and restated to again allow eligible participants, including the NEOs, to defer portions of their base salary and cash incentive compensation otherwise payable in 2014. Motorola Solutions provides 100% matching contributions up to 4% of eligible compensation deferred above IRS qualified plan limits ($265,000 in 2015), not to exceed $50,000 in the case of the NEOs. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred thereunder; however, as described below and pursuant to SEC rules, all above-market earnings on nonqualified deferred compensation in 2015 are shown below. Each of the NEOs participated in the Deferred Compensation Plan in 2015.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Gregory Q. Brown	$50,000	$48,825	($1,364)	$0	$151,181
Gino A. Bonanotte	482,177	26,580	(11,244)	(70,125)	764,863
Mark S. Hacker	57,952	21,079	(3,930)	0	304,742
Robert C. Schassler	204,349	32,257	(10,439)	0	912,642
Eduardo F. Conrado	98,738	26,396	(2,803)	(53,463)	325,393
Mark F. Moon	205,064	48,825	(21,666)	0	1,264,723

(1)	For above-market earnings on nonqualified deferred compensation, see the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the 2015 Summary Compensation Table.

The amounts reported in the “Aggregate Earnings in Last FY” column in the table above represent all earnings on nonqualified deferred compensation in 2015. The portion of earnings reported as “above-market earnings” in the 2015 Summary Compensation Table in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represents the amount in excess of 3.09% (120% of the applicable federal rate threshold established for 2015 pursuant to SEC rules).

The Deferred Compensation Plan uses the following funds as the index for calculating investment returns on a participant’s deferrals. The investment fund choices mirror the fund choices available in the Motorola Solutions 401(k) Plan. The participant’s deferrals into the Deferred Compensation Plan are deemed to be invested in one or more of these funds, as per the participant’s election. The participant does not actually own any shares of the investment funds he selects.

Fund Offering	Investment Classification	1-Year Annualized Average Rate of Return on December 31, 2015
* Short-Term Investment Fund	Money Market	0.20%
* Short-Term Bond Fund	Short-Term Bond	0.53%
* Intermediate-Term Bond Fund	Intermediate-Term Bond	0.56%
* Balanced Fund I	Moderate Allocation	0.53%
* Balanced Fund II	Moderate Allocation	0.56%
* Large Company Equity Fund	Large Cap Blend	1.46%
* Mid-Sized Company Equity Fund	Mid Cap Blend	(2.11%)
* Small Company Equity Fund	Small Cap Blend	(4.25%)
* International Equity Fund	International Large Blend	(3.46%)

Changes to distribution elections must be filed at least 12 months in advance of a previously elected payment start date. Any change will require that the payment start date be at least five years later than the previously elected payment start date. Hardship withdrawals are available, but no other nonscheduled withdrawals are available. Termination payments cannot be earlier than six months after separation from service, except in the event of death or, under certain circumstances, a change in control of the Company.

44	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

RETIREMENT PLANS

Our defined benefit pension plans were offered to pension-eligible employees (including NEOs) hired before January 1, 2005. We offered the Motorola Solutions Pension Plan (the “Pension Plan”), a qualified pension plan with two different benefit formulas. We also offered a nonqualified plan, the Motorola Solutions Supplemental Pension Plan (the “MSPP”) to highly compensated employees whose qualified pension plan benefits were reduced by annual salary limits imposed by the IRS. No NEOs currently participate in the MSPP. Effective January 1, 2005, newly-hired employees were no longer eligible to participate in the Pension Plan or the MSPP. As of January 1, 2008, employees in the Pension Plan who were not yet vested, became vested after three years of service. Effective March 1, 2009, all future benefit accruals and compensation increases under the Pension Plan and the MSPP automatically ceased for all individuals who were participants in those plans as of February 28, 2009. However, active participants continue to earn vesting credit towards their Pension Plan benefit on and after March 1, 2009, if not already fully vested. In connection with the December 3, 2014 termination of our Pension Plan, a new pension plan was adopted with the same terms and conditions and the benefits for pension-eligible employees have not changed. All references herein to the Pension Plan shall be deemed to refer to the new pension plan.

The Company also maintains a defined contribution 401(k) plan, which permits employee pre-tax deferrals and provides for a discretionary employer matching contribution.

Pension Plan

The Pension Plan contains two benefit formulas, referred to as the Traditional Plan and the Portable Plan. The Traditional Plan formula provides an annual pension annuity benefit based on the participant’s average earnings and the participant’s benefit service, offset by the participant’s estimated Social Security benefit at age 65. The Traditional Plan formula is calculated either based on “final average earnings” and estimated Social Security benefit as of December 31, 2007, or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit (both “earnings” definitions are described below). The Portable Plan formula provides a lump-sum pension benefit based on the participant’s average earnings, and a “benefit percentage” determined by the participant’s vesting service and the participant’s benefit service. The Portable Plan also calculates a benefit based on “final average earnings” as of December 31, 2007 or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit.

A participant’s “final average earnings” are his/her average earnings for the five years of his/her highest pay during the last ten calendar years (including years he/she did not work a complete year) of the participant’s employment with the Company. A participant’s “modified average earnings” are: (1) the sum of (a) his/her average earnings for the five (or fewer if hired after 2002) years of his/her highest pay during the ten calendar years before January 1, 2008, plus (b) his/her earnings during all years after 2007 in which he/she participated in the Pension Plan, divided by (2) the sum of (a) the number of years of the participant’s benefit service under the Pension Plan prior to January 1, 2008, up to a maximum of five years (or fewer, if less than five); plus (b) the participant’s total years of participation in the Pension Plan for all years after 2007. Eligible earnings include regular earnings, commissions, overtime, lump sum merit pay, and incentive pay with respect to the period January 1, 2000 to February 3, 2002. After February 3, 2002, incentive pay was excluded from the definition of eligible compensation.

401(k) Plan

The Motorola Solutions 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax contributions up to the first 4% of eligible compensation. Employees are permitted to contribute up to 30% of eligible compensation on a pre-tax basis and up to 20% of eligible compensation as after-tax contributions, subject to IRS limits. The 401(k) Plan also offers a discretionary matching contribution, which shall be determined annually by a group comprised of certain Company officers and/or their designees.

PENSION BENEFITS IN 2015

Assumptions described in Note 7, “Retirement Benefits” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 are also used below and incorporated by reference.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Gregory Q. Brown	Portable Pension Plan	6 Yrs 2 Months	$116,078	$0
Gino A. Bonanotte	Traditional Pension Plan	21 Years	575,291	0
Mark S. Hacker	Portable Pension Plan	8 Yrs 1 Month	111,799	0
Robert C. Schassler	Portable Pension Plan	17 Yrs 3 Months	326,133	0
Eduardo F. Conrado	Traditional Pension Plan	16 Yrs 7 Months	465,606	0
Mark F. Moon	Portable Pension Plan	23 Yrs 7 Months	500,538	0

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	45

(1)	When Motorola Solutions acquires a company, it does not credit or negotiate crediting years of service for the purpose of benefit accruals or augmentation. In certain circumstances, prior service may count toward eligibility and vesting service. None of the NEOs are eligible to participate in the MSPP.

EMPLOYMENT CONTRACTS

Employment Agreement with Gregory Q. Brown

On August 27, 2008, the Company entered into an employment agreement (the “original employment agreement”) with Gregory Q. Brown, then the Co-Chief Executive Officer of the Company and Chief Executive of the Company’s Broadband Mobility Solutions business and a member of the Board. The original employment agreement memorialized Mr. Brown’s existing base salary of $1,200,000, an annual bonus target of not less than 220% of salary, a long-range incentive award target of not less than 350% of base salary for 2008 and 250% thereafter, and a 2008 special bonus target. The original employment agreement had an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. As previously disclosed on December 17, 2008, Mr. Brown voluntarily decided to forego any 2008 annual or special bonus under the Motorola Incentive Plan. The original employment agreement was amended on December 15, 2008, May 28, 2010 and March 10, 2014 (the original employment agreement, together with the amendments, are collectively referred to as the “employment agreement”).

In the event of Mr. Brown’s termination of employment “without cause” or by Mr. Brown for “good reason,” Mr. Brown is entitled to: (1) accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses); (2) severance equal to two times (prior to a change in control) or three times (on or after a change in control) the sum of his base salary and target annual bonus; (3) a pro rata annual bonus based on actual performance during the year in which termination occurs; (4) two years (prior to a change in control) or three years (following a change in control) of medical insurance continuation; and (5) two years’ continued vesting of all outstanding equity awards (prior to a change in control) or accelerated vesting of all equity awards (following a change in control). In the event the Company terminates Mr. Brown’s employment for “cause” or Mr. Brown terminates employment without “good reason,” he is entitled only to accrued and unpaid base salary and vacation pay. In the event of a termination of employment due to death or disability, Mr. Brown is entitled to accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding at the date of termination.

“Good reason” for Mr. Brown to terminate his employment and receive the above generally includes: (1) a reduction in salary, bonus targets, or benefits; (2) a failure to continue on the Board of Directors or negative change in reporting structure; (3) a relocation of employment beyond 50 miles of Schaumburg, Illinois; (4) the failure of the successor to what is now Motorola Solutions to assume the employment agreement; or (5) any other breach of the employment agreement.

During his employment term, Mr. Brown is eligible to participate in the health and welfare plan, perquisites, fringe benefits and other arrangements generally available to other senior executives; Mr. Brown is required to use the Company’s aircraft, if any, or Company arranged charter aircraft, for business and personal travel pursuant to the Company’s security policy. Mr. Brown is not covered by the Company’s change in control severance plans. Previously, Mr. Brown was entitled to a gross up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (in other words, change in control payments will be reduced below the Code Section 280G safe harbor if the total payments are less than 10% in excess of the Code Section 280G safe harbor). However, Mr. Brown’s employment agreement was amended on March 10, 2014 to remove the gross-up for excise taxes and to reduce the minimum annual bonus target to 150% effective in 2014.

Mr. Brown’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two-year period following termination of employment.

46	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Arrangements

The Company’s 2011 Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”) is applicable to the NEOs, other than Mr. Brown, as well as all officers who are at or above the level of Senior Vice President (“Senior Officers”).

CIC Provision	CIC Severance Plan
Eligibility	All existing or newly elected or promoted executives with the following titles: • Executive Vice Presidents • Senior Vice Presidents
CIC Cash Severance Multiple	Two times current base salary and current target annual bonus
Medical Benefit Continuation	Two years
Excise Tax Gross-Up	None. In the event change in control benefits are subject to the excise tax under Section 4999 of the Code, either the participant will pay the excise taxes or the benefits will be cut back to an amount that eliminates imposition of the excise taxes, whichever option is more favorable to the participant on an after-tax basis.
Advance Notification to Participant of Plan Amendment	One year

In particular, under the CIC Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant terminates employment with the Company within two years subsequent to a Change in Control of the Company for “Good Reason” or if the participant’s employment with the Company is involuntarily terminated within two years subsequent to a Change in Control of the Company for any reason other than termination for “Cause,” Disability, death or normal retirement, or in the event of an anticipatory termination in connection with a Change in Control of the Company;

•

qualifying participants are entitled to receive a lump sum in cash (with limited exceptions) equal to their unpaid salary for accrued vacation days, accrued salary through the termination date and unpaid annual incentive or sales incentive bonuses for the preceding year;

•

qualifying participants are also entitled to receive a lump sum in cash equal to two times the participant’s base salary in effect on the termination date plus two times the participant’s target annual bonus or sales incentive bonus for the year in which termination occurs;

•	qualifying participants will also receive a pro rata target annual or sales incentive for the performance period (year, quarter or month) in which the termination occurs;

•	payments may be made at different times or in different formats depending on the application of Section 409A of the Code;

•

qualifying participants will also receive continued medical, dental and life insurance benefits for up to two years at the active employee premium rate, and two years of age and service credit for retiree medical eligibility; and

•

in the event a qualifying participant is subject to the excise tax under Section 4999 of the Code, either (a) the participant will pay all applicable Section 4999 excise taxes with respect to severance benefits (if such taxes apply) or (b) the severance benefits will be cut back to an amount that will not be subject to Section 4999 excise taxes, whichever option is more favorable to the participant on an after-tax basis.

If a Change in Control occurs during the term, the CIC Severance Plan continues for at least an additional two years from the Change in Control. The CIC Severance Plan may not be amended or terminated in a manner adverse to participants except upon one year’s advance written notice.

In addition to plans covering all of the Company’s Senior Officers, there are Change in Control protections for the general employee population under the Motorola Solutions, Inc. Involuntary Severance Plan.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	47

Also, except as otherwise determined by the Compensation and Leadership Committee at the time of the grant of an award, under the Omnibus Plan, upon a Change in Control of the Company and a qualifying termination (known as a “double trigger”), all equity-based awards granted to employees, including our NEOs, become fully vested and exercisable; all performance goals are deemed achieved at target levels and all other terms and conditions are deemed met; all performance stock would be delivered as promptly as practicable; all performance units, restricted stock units and other units would be paid out as promptly as practicable; all annual short-term incentive awards would be paid out at target levels and all other terms and conditions deemed met; and all other stock or cash awards would be delivered and paid. The value of this potential acceleration of awards is the same as the value disclosed for the LRIP, stock options and SARs, and RSUs under the Involuntary Termination Change in Control columns of the Termination and Change in Control Table for 2015. A qualifying termination includes an NEO who is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months following the Change in Control. This treatment also applies for any awards that are assumed or replaced by the successor corporation (or parent thereof) if these awards preserve the value of existing awards at the time of the Change in Control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. With respect to any awards that are not assumed or replaced, such awards shall immediately vest (“Accelerated Treatment”).

Executive Severance Plan

The Company has maintained an executive severance plan for all U.S. based elected officers and appointed vice presidents since October 1, 2008. On January 24, 2011, the Compensation and Leadership Committee approved and adopted the Company’s 2011 Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan is applicable to the NEOs, other than Mr. Brown, and is the Company’s severance plan for officers of the Company at or above the level of Vice President (“Vice Presidents”), with additional eligibility for certain participants as set forth therein.

Executive Severance Provision	Executive Severance Plan
Eligibility

Existing or newly elected or promoted executives in the United States with the following titles:

•        Executive Vice Presidents

•        Senior Vice Presidents

•         Corporate Vice Presidents

•        Appointed Vice Presidents

Qualifying Event	Executive must have a qualifying termination and such termination of employment constitutes a separation from service within the meaning of Section 409A of the Code, with execution of a general release
Severance Amount	• Appointed Vice President – 9 months base salary • Corporate Vice President and above – 12 months base salary
Definition of Severance Bonus	Pro rata STIP or AIP, as applicable, award based on actual business results for the year in which separation occurred and with an individual performance factor of 1.0, if applicable.
Medical Benefit Continuation	• Appointed Vice President – 9 months medical plan coverage • Corporate Vice President and above – 12 months medical plan coverage
Outplacement Services	Up to 12 months outplacement services or a cash payment in lieu of such services
Financial Planning	Appointed Vice President and above – 12 months or April 30 of calendar year following year of separation
Advance Notification To Participant of Plan Amendment	One year

In particular, under the Executive Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant’s employment is terminated by the Company other than: (a) for total and permanent disability; (b) for “Cause”; (c) due to death; (d) if the participant accepts employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company (or is offered employment under such circumstances with certain compensation and benefits that are comparable to those provided by the Company when new employment would become effective); or (e) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary; or (f) if the participant terminates voluntarily for any reason;

48	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

•

qualifying participants who execute a prescribed release of claims, are not in breach of any covenants or other agreements with the Company, and comply with non-disparagement, confidentiality and other applicable covenants, are entitled to receive, in addition to accrued salary through the separation date, 12 months (or nine months in the case of appointed vice presidents) of base salary continuation and a pro rata annual bonus or pro rata sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs;

•

qualifying participants would receive (a) 12 months (nine months in the case of appointed vice presidents) of continued medical plan coverage at the active employee premium rate, (b) up to 12 months of outplacement services, or cash in-lieu thereof not to exceed the cost of such outplacement services, and (c) a minimum of 12 months of financial planning services;

•

any severance pay and benefits paid under the Executive Severance Plan are to be offset against any severance pay and benefits payable under the applicable Change in Control plan and/or other individual severance arrangements;

•

if a qualified participant receives a pro rata annual bonus or pro rata sales incentive under the Executive Severance Plan, the participant is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period; and

•

the Compensation and Leadership Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of a qualifying participant’s severance pay and benefits, including any bonus or incentive.

If a Change in Control occurs, the Executive Severance Plan continues for at least an additional two years after the Change in Control. The Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent.

Termination and Change in Control Tables for 2015

The tables below outline the potential payments to our NEOs upon the occurrence of certain termination triggering events. Standard definitions for the various types of terminations follow the tables, although exact definitions may vary by agreement and by person.

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2015. For each NEO, the columns included reflect the triggering events that were theoretically possible on December 31, 2015

Gregory Q. Brown

Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$6,250,000	$0	$0	$0	$6,250,000	$9,375,000
Short-term Incentive(3)	1,650,000	0	1,650,000	0	1,650,000	1,650,000
Long-term Incentives
• 2015-2017 LRIP(3)	0	0	3,125,000	0	0	3,125,000
• 2014-2016 LRIP(3)	0	0	2,000,000	0	0	3,000,000
• Stock Options and SARs (Unvested and Accelerated or Continued Vesting)(4)	2,208,234	0	2,395,411	0	2,208,234	2,395,411
• Performance Contingent Stock Options (Unvested and Accelerated)(5)	0	0	0	0	0	0
• Restricted and Market Stock Units (Unvested and Accelerated or Continued Vesting)(4)	5,097,472	0	5,315,964	0	5,097,472	5,315,964
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	18,436	0	0	0	18,436	27,653
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
TOTAL	$15,224,142	$16,500	$14,502,875	$0	$15,240,642	$24,905,528

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	49

Gino A. Bonanotte

Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$625,000	$2,437,500
Short-term Incentive(3)	0	0	520,330	0	520,330	591,284
Long-term Incentives
• 2015-2017 LRIP(3)	0	0	666,666	0	0	666,666
• 2014-2016 LRIP(3)	0	0	333,333	0	0	500,000
• Stock Options (Unvested and Accelerated)(4)	0	0	276,672	0	98,032	276,672
• Performance Contingent Stock Options (Unvested and Accelerated)(5)	0	0	0	0	0	0
• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,561,208	0	612,696	1,561,208
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	0	0	0	0	14,924	29,849
Financial Planning Continuation	0	15,000	15,000	0	15,000	15,000
Outplacement Services	0	0	0	0	18,000	0
TOTAL	$0	$15,000	$3,373,209	$0	$1,903,982	$6,078,179

Mark S. Hacker

Executive Vice President, General Counsel and Chief Administrative Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$510,000	$1,989,000
Short-term Incentive(3)	0	0	424,260	0	424,260	482,114
Long-term Incentives
• 2015-2017 LRIP(3)	0	0	500,000	0	0	500,000
• 2014-2016 LRIP(3)	0	0	333,333	0	0	500,000
• Stock Options (Unvested and Accelerated)(4)	0	0	364,811	0	172,695	364,811
• Performance Contingent Stock Options (Unvested and Accelerated)(5)	0	0	0	0	0	0
• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,414,656	0	625,017	1,414,656
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	0	0	0	0	12,912	25,823
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
Outplacement Services	0	0	0	0	18,000	0
TOTAL	$0	$16,500	$3,053,560	$0	$1,779,384	$5,292,904

50	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

Robert C. Schassler

Executive Vice President, Int’l Sales and Services and Global Managed & Support Services

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$513,000	$2,000,700
Short-term Incentive(3)	0	0	426,987	0	426,987	485,213
Long-term Incentives
• 2015-2017 LRIP(3)	0	0	433,334	0	0	433,334
• 2014-2016 LRIP(3)	0	0	268,632	0	0	402,948
• Stock Options (Unvested and Accelerated)(4)	0	0	138,600	0	43,486	138,600
• Performance Contingent Stock Options (Unvested and Accelerated)(5)	0	0	0	0	0	0
• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,038,387	0	348,137	1,038,387
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	0	0	0	0	12,915	25,831
Financial Planning Continuation	0	15,000	15,000	0	15,000	15,000
Outplacement Services	0	0	0	0	18,000	0
TOTAL	$0	$15,000	$2,320,940	$0	$1,377,525	$4,540,013

Eduardo F. Conrado

Executive Vice President and Chief Strategy & Innovation Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$465,000	$1,697,343
Short-term Incentive(3)	0	0	325,820	0	325,820	370,264
Long-term Incentives
• 2015-2017 LRIP(3)	0	0	397,711	0	0	397,711
• 2014-2016 LRIP(3)	0	0	244,375	0	0	366,563
• Stock Options (Unvested and Accelerated)(4)	0	0	309,129	0	159,330	309,129
• Performance Contingent Stock Options (Unvested and Accelerated)(5)	0	0	0	0	0	0
• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	820,099	0	352,312	820,099
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	0	0	0	0	12,859	25,718
Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500
Outplacement Services	0	0	0	0	18,000	0
TOTAL	$0	$16,500	$2,113,634	$0	$1,349,821	$4,003,327

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	51

Mark F. Moon

Former Executive Vice President and President, Sales & Marketing

Executive Benefits and Payments Upon Termination(1)(10)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(9)
Compensation
Severance(2)	$0	$0	$0	$0	$660,000	$2,574,000
Short-term Incentive(3)	0	0	550,313	0	550,313	625,356
Long-term Incentives
• 2015-2017 LRIP(3)	0	0	663,334	0	0	663,334
• 2014-2016 LRIP(3)	0	0	466,667	0	0	700,000
• Stock Options (Unvested and Accelerated)(4)	0	0	664,401	0	347,692	664,401
• Restricted and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,656,969	0	727,144	1,656,969
Benefits and Perquisites(6)(7)
Health and Welfare Benefits Continuation(8)	0	0	0	0	13,088	26,176
Financial Planning Continuation	0	15,000	15,000	0	15,000	15,000
Outplacement Services	0	0	0	0	18,000	0
TOTAL	$0	$15,000	$4,016,684	$0	$2,331,237	$6,925,236

(1)	For purposes of this analysis, we assumed the NEOs’ compensation is as follows: Mr. Brown’s base salary is equal to $1,250,000, his short-term incentive target opportunity under the STIP is equal to 150% of base salary and his long-term incentive target opportunity under the 2015-2017 and 2014-2016 LRIP cycles is equal to 250% of cycle start salary. Mr. Bonanotte’s base salary is equal to $625,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2015-2017 and 2014-2016 LRIP cycles is equal to $666,666 and 95% of cycle start salary, respectively. Mr. Hacker’s base salary is equal to $510,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2015-2017 and 2014-2016 LRIP cycles is equal to $500,000 and 115% of cycle start salary, respectively. Mr. Schassler’s base salary is equal to $513,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2015-2017 and 2014-2016 LRIP cycles is equal to $433,334 and 90.55% of cycle start salary, respectively. Mr. Conrado’s base salary is equal to $465,000, his short-term incentive target opportunity under the STIP is equal to 82.5% of actual earnings and his long-term incentive target opportunity under the 2015-2017 and 2014-2016 LRIP cycles is equal to $413,250 and 86.25% of cycle start salary, respectively. Mr. Moon’s base salary is equal to $660,000, his short-term incentive target opportunity under the STIP is equal to 95% of base salary and his long-term incentive target opportunity under the 2015-2017 and 2014-2016 LRIP cycles is equal to $666,666 and 112% of cycle start salary, respectively.
(2)	Under Involuntary Termination—Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Mr. Brown, severance is calculated as two times base salary plus two times target STIP award, as further discussed in Employment Agreement with Gregory Q. Brown. Under Involuntary Termination—Change in Control, severance is calculated as two times base salary plus two times target bonus in the year of termination pursuant to the Senior Officer Change in Control Severance Plan, and pursuant to Mr. Brown’s employment agreement is calculated as three times base salary plus three times target bonus in the year of termination. Actual severance payments may vary. See Executive Severance Plan for further details, including a summary of new severance provisions applicable on a prospective basis.
(3)	Assumes the effective date of termination is December 31, 2015 and that the payment is calculated pursuant to the terms and conditions of the applicable arrangement or plan; the payment under the 2015-2017 LRIP cycle is equal to one-third of the target award and the payment under the 2014-2016 LRIP cycle is equal to two-thirds of the target award for Total and Permanent Disability or Death and the full target award for Involuntary Termination-Change in Control. If the NEO does not meet the rule of retirement under the STIP or under the LRIP on the effective date of termination, zeroes are entered under Voluntary Termination—Retirement. If an NEO has not met the applicable rule of retirement, he is not automatically entitled to a pro rata payment under the LRIP in the event of an Involuntary Termination—Not for Cause unless the LRIP cycle is in its final year at the time of termination.
(4)	Assumes the effective date of termination is December 31, 2015 and the price per share of Common Stock on the date of termination is $68.45 per share, the closing price of the Common Stock on December 31, 2015. If the NEO does not meet the rule of retirement, if applicable, under the equity plans on the effective date of termination, zeroes are entered under Voluntary Termination—Retirement. For Involuntary Termination—Not For Cause, the vesting for unvested equity is pro rata accelerated for full months of service from the grant date to the termination date. For Mr. Brown, under Voluntary Termination—Good Reason and Involuntary Termination—Not For Cause, equity continues to vest for a period of two years following termination. The value of dividend equivalent shares on Mr. Brown’s restricted shares is not included.
(5)	Assumes the effective date of the termination is December 31, 2015 and the price per share of Common Stock on the date of termination is $68.45 per share, the closing stock price of our Common Stock on December 31, 2015. If the NEO does not meet the rule of retirement, if applicable, under the Omnibus Plan on the effective date of termination, zeroes are entered under Voluntary Termination – Retirement. For Total and Permanent Disability or Death and Involuntary Termination – Not For Cause, the vesting for unvested equity is pro-rata accelerated for full months of service from the grant date to the termination date, but only if the termination occurs in the last year of the three-year performance period and the stock price requirement has been met. For Involuntary Termination – Change in Control, all unvested awards are forfeited. For Mr. Brown, under Voluntary Termination – Good Reason and Involuntary Termination – Not for Cause, equity continues to vest in accordance with the grant terms; under Total and Permanent Disability or Death and Involuntary Termination – Change in Control, equity vests up to 50%. Under every termination scenario the value is $0.00 because the exercise price of $68.50 is greater than the closing price of our Common Stock on December 31, 2015.
(6)	Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.
(7)	See Nonqualified Deferred Compensation in 2014 for a discussion of nonqualified deferred compensation. There would be no further enhancement or acceleration upon a termination or change in control.
(8)	Health and Welfare Benefits Continuation is calculated as 12 months (except with respect to Mr. Brown, which is calculated as 24 months per his employment agreement) as provided in the Executive Severance Plan under Involuntary Termination—Not for Cause and as 24 months (except with respect to Mr. Brown, which is calculated as 36 months per his employment agreement) under Involuntary Termination—Change in Control. Mr. Brown’s employment agreement also provides for 24 months benefits continuation under Voluntary Termination—Good Reason.
(9)	Mr. Brown’s employment agreement and our Senior Officer Change in Control Severance Plan use a “double trigger.” In other words, in order for severance benefits to be “triggered,” (1) a change in control must occur, and (2) an executive must be involuntarily terminated for a reason other than “Cause” or must leave for “Good Reason” within 24 months following the change in control. Mr. Brown’s employment agreement has unique definitions of “Cause” and “Good Reason.” The total amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(10)	Mr. Moon remains an Executive Vice President and will leave the Company at the end of 2016. When Mr. Moon separates from the Company he will be entitled to receive severance benefits under the terms of the Company’s plans and arrangements available to senior executive officers.

52	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

Definitions:

“Voluntary Termination” means a termination initiated by the officer.

“Voluntary Termination for Good Reason” occurs when, other than in connection with a Change in Control, employment is terminated by an officer for Good Reason.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced, (4) the Company requires regular performance of duties beyond a 50-mile radius from the officer’s current location, (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan. In the case of Mr. Brown, “Good Reason” also means (1) a failure to continue on the Board of Directors or a negative change in reporting structure, (2) Mr. Brown is not the sole Chief Executive Officer of Motorola Solutions on and after September 1, 2011, or (3) the failure of the successor to what is now Motorola Solutions to assume his employment agreement.

“Voluntary Termination—Retirement” means, apart from any pension plan or STIP, for purposes of the awards under the Omnibus Plan prior to March 9, 2015 and the awards under the Motorola Solutions Long Range Incentive Plan prior to February 11, 2015, retirement after reaching age 55 with at least 20 years of service, or age 60 with at least 10 years of service, or age 65; for purposes of awards under the Omnibus Plan on or after March 9, 2015 and awards under the Long-Range Incentive Plan, retirement after reaching age 55 with at least 10 years of service, or age 60 with at least 5 years of service, or age 65; for purposes of the STIP, retirement after reaching age 55 with 3 years of service; and for purposes of the Motorola Elected Officer Supplementary Retirement Plan, retirement after reaching age 60 (early retirement age for an unreduced benefit) or age 57 for a reduced benefit retirement, if applicable.

“Involuntary Termination—Total and Permanent Disability” means termination of employment following entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

“Involuntary Termination—For Cause” means termination of employment following any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

“Involuntary Termination—Not for Cause” means termination of employment for reasons other than “For Cause,” Change in Control as defined below, death, Retirement or Total and Permanent Disability as defined above.

“Involuntary Termination for Change in Control” occurs when, at any time (1) following a Change in Control and, assuming equity awards are not suitably replaced by a successor, prior to the second anniversary of a Change in Control or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated (a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

“Change in Control” (as used in the prior definition of “Involuntary Termination for a Change in Control”) shall be deemed to have occurred if (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company, and no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holder of Common Stock, directly or indirectly, have at least 65% ownership interest, (3) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (4) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	53

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Motorola Solutions stockholders	9,329,478(2)(3)(4)	$55.30	21,614,676	(5)

(1)	The weighted-average exercise price does not include outstanding restricted or deferred stock units.
(2)	Includes shares subject to outstanding options granted under the 2015 Plan and prior stock incentive plans no longer in effect for new grants.
(3)	Includes an aggregate of 1,599,132 restricted or deferred stock units that have been granted or accrued pursuant to dividend equivalent rights under the Omnibus Plan and prior stock incentive plans which are no longer in effect for new grants. Each restricted or deferred stock unit is intended to be the economic equivalent of one share of Common Stock.
(4)	Includes 264,596 shares subject to outstanding stock appreciation rights (“SARs”) granted under the Omnibus Plan (“Plan SARs”). These SARs enable the recipient to receive, for each SAR granted, a settlement amount equal to the excess of the fair market value of one share of Common Stock on the date the SAR is exercised over the fair market value of one share of Common Stock on the date the SAR was granted. The settlement amount of the Plan SARs is payable in shares of Common Stock. The 264,596 shares subject to the Plan SARs assumes the exercise of 605,695 Plan SARs on December 31, 2015 at $68.45, the closing price of the Common Stock on December 31, 2015, resulting in 341,099 shares that would not be issued in settlement of the Plan SARs.
(5)	Of these shares: (i) 9,625,793 shares remain available for future issuance under the Motorola Solutions Employee Stock Purchase Plan of 1999, as amended; and (ii) an aggregate of 11,988,883 shares remain available for future issuance under the Omnibus Plan. In addition to stock options, other equity benefits which may be granted under the Omnibus Plan are SARs, restricted stock, restricted stock units, deferred stock units, performance shares and other stock awards. In addition, at the discretion of the Compensation and Leadership Committee, shares of Common Stock may be issued under the Omnibus Plan in payment of awards under the Company’s long-range incentive plans.

54	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Services provided to the Company and its subsidiaries by KPMG in fiscal years 2014 and 2015 are described under Audit Committee Matters—Independent Registered Public Accounting Firm Fees.

We are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance.

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will have the opportunity to respond to appropriate questions from stockholders.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF KPMG LLP.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	55

AUDIT COMMITTEE MATTERS

THE FOLLOWING “REPORT OF AUDIT COMMITTEE” AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF AUDIT COMMITTEE

The Audit Committee (the “Committee”) operates pursuant to a written charter that was amended and restated by the Board as of October 17, 2013. A copy of the Committee’s current charter is available at www.motorolasolutions.com/investors. The responsibilities of the Committee include assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Committee also appoints and retains the independent registered public accounting firm.

On March 10, 2016, the Board determined that each member of the Committee was independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola Solutions, Inc. Director Independence Guidelines. The Board also determined that (1) Mr. Jones, Ms. Lewent and Mr. Singer are each an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “2016 Director Nominees,” and (2) each member of the Committee is “financially literate.”

The Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2015, the Committee met 9 times. The Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain of these meetings, the Committee meets privately with the independent registered public accounting firm, the chief financial officer, the director of internal audit, the chief ethics officer, the chief legal counsel and, from time-to-time, other members of management. Outside of formal meetings, Committee members had telephone calls to discuss important matters with management and the independent registered public accounting firm. The Committee also engages the independent registered public accounting firm to perform a review of the interim financial statements in accordance with Statement on Auditing Standards (SAS) No. 100 and discusses the results of each review with the independent registered public accounting firm.

Throughout the year, the Committee monitors matters related to the independence of KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm. As part of its monitoring activities, the Committee reviews the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with management, the Committee discussed KPMG’s overall relationship with the Company, as well as KPMG’s objectivity and independence. Based on its review, the Committee is satisfied with the auditors’ independence.

KPMG also has confirmed to the Committee in writing, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG’s communications with the Committee concerning independence, that, in its professional judgment, it is independent of the Company under all relevant professional and regulatory standards.

The Committee also discussed with management, the internal auditors and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all matters required by the standards of the PCAOB, including those described in Auditing Standard No. 16, “Communications with Audit Committees.” With and without management present, the Committee discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2015 with management and the independent registered public accounting firm. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

56	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

The Committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal control over financial reporting as of December 31, 2015. Management is responsible for maintaining adequate internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm has the responsibility for auditing the effectiveness of internal control over financial reporting and expressing an opinion thereon based on its audit. Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 and the report of our independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

As specified in the Audit Committee Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Committee has relied on: (1) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (2) the reports of the Company’s independent registered public accounting firm with respect to such consolidated financial statements.

Respectfully submitted,

Judy C. Lewent, Chair

Kenneth C. Dahlberg

Clayton M. Jones

Bradley E. Singer

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

KPMG served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2015 and December 31, 2014 and is serving in such capacity for the current fiscal year. The Audit Committee appoints and engages the independent registered public accounting firm annually. The decision of the Audit Committee is based on auditor qualifications and performance on audit engagements.

Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Fees Billed by KPMG

The aggregate fees billed by KPMG for professional services to the Company were $6.8 million in 2015 and $8.9 million in 2014. The fees in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements are listed below under “Audit Fees.” The fees for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, are listed below under “Audit-Related Fees.” Audit-Related Fees also include due diligence procedures performed in connection with merger and acquisition procedures. Finally, the fees billed by KPMG for tax services, which primarily related to multi-national transfer pricing and tax services, are listed below under “Tax Fees.”

The following table further summarizes fees billed to the Company by KPMG during 2015 and 2014.

(In millions)	2015	2014**
Audit Fees	$4.9	$8.4
Audit-Related Fees	$1.6	$0.4
Tax Fees
International Tax Services	$0.3	$0.1
U.S. Tax Services	$0.0	$0.0
	$0.3	$0.1
All Other Fees	$0.0	$0.0
Total	$6.8	$8.9

**	2014 Audit fees include audit work with respect to Enterprise business sale

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	57

AUDIT COMMITTEE PRE-APPROVAL POLICIES

In addition to retaining KPMG to audit the Company’s consolidated financial statements and internal control over financial reporting for 2015, KPMG and other accounting firms were retained to provide auditing and advisory services in 2015. The Audit Committee has historically engaged KPMG to provide divestiture and acquisition-related due diligence and audit services, audit-related assurance services, and certain tax services. The Audit Committee has further determined that the Company will obtain non-audit services from KPMG only when the services offered by KPMG are competitive with other service providers and do not impair the independence of KPMG.

The Audit Committee Auditor Fee Policy requires the pre-approval of all professional services provided to the Company by KPMG. Below is a summary of the policy and procedures.

The Audit Committee pre-approves the annual audit plan and the annual audit fee. The Audit Committee policy includes an approved list of non-audit services that KPMG can provide, including audit-related services, tax services, and other services. The Audit Committee pre-approves the annual non-audit related services and budget. The Audit Committee allows the Company’s Chief Accounting Officer to authorize payment for any audit and non-audit service in the approved budget. The Audit Committee also provides the Company’s Chief Accounting Officer with the authority to pre-approve fees less than $100,000 that were not in the annual budget, but that are in the list of services approved by the Audit Committee. This approval is limited to a cumulative cap of $200,000 between Audit Committee meetings. This authority excludes approval over the annual integrated audit, internal control over financial reporting services, and tax services. The Audit Committee Chair has the authority to pre-approve fees on the list of approved services, outside of the Chief Accounting Officer’s allowable authorization, in advance of the Audit Committee meeting. The Chief Accounting Officer is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee reviews, and if necessary, approves updated audit and non-audit services and fees in comparison to the previously approved budget at each regular Audit Committee meeting.

In 2015, management did not approve any services that were not on the list of services pre-approved by the Audit Committee.

58	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

PROPOSAL NO. 4 — STOCKHOLDER PROPOSAL RE: “LOBBYING DISCLOSURE”

The Company has been advised that Mercy Investment Services, Inc. beneficial owner of 48 shares, intends to submit the following proposal for consideration at the Annual Meeting. We have not modified the language of the stockholder’s proposal.

Whereas, we believe in full disclosure of Motorola Solutions’ (MSI) direct and indirect lobbying activities and expenditures to assess whether MSI’s lobbying is consistent with MSI’s expressed goals and in the best interests of stockholders.

Resolved, stockholders of MSI request preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by MSI used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including amount of payment and recipient.

3.	MSI’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which MSI is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on MSI’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in use of corporate funds to influence legislation and regulation. MSI spent $4.45 million in 2013 and 2014 on federal lobbying (opensecrets.org). These figures do not include lobbying expenditures to influence legislation in states, where MSI also lobbies but disclosure is uneven or absent. For example, MSI spent $120,000 lobbying in California for 2013 and 2014 (http://cal-access.ss.ca.gov/). MSI’s lobbying has attracted media attention (“Motorola Spreads Its Money and Influence Far and Wide,” McClatchy, March 30, 2014).

MSI belongs to Chamber of Commerce, which has spent over $1 billion on lobbying since 1998, and to Civic Committee of the Commercial Club of Chicago, which has drawn attention for lobbying in Illinois (“Few Clues Detected on Fate of Illinois Pension Overhaul,” Bond Buyer, Mar. 12, 2015). MSI does not comprehensively disclose its trade association memberships, nor payments and the portions used for lobbying. Such disclosure, we believe, would move MSI up from the Fourth Tier of the CPA-Zicklin Index in 2015—a ranking of the entire S&P 500. And MSI does not disclose membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council.

Absent a system of accountability and disclosure, corporate assets may be used for objectives that pose risks MSI. For example, MSI is a partner in EPA’s Green Power Partnership, yet the Chamber is aggressively attacking EPA on its new Clean Power Plan to address climate change (“Move to Fight Obama’s Climate Plan Started Early,” New York Times, Aug. 3, 2015).

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS STOCKHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	59

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Board has considered the above proposal and believes that full implementation is not in the best interests of the Company or its stockholders. The Company already discloses information about its lobbying, as required by existing law and regulations. In addition, in 2015, the Company added disclosure to its website as part of its Corporate Responsibility Report describing its policies relating to lobbying activity as noted below.

The Company is subject to extensive regulation at the federal, state and local levels. The Company engages with public policymakers at all levels of government when it believes doing so will serve the best interests of the Company and its stockholders. The Company is committed to participating in the political process as a good corporate citizen. In this regard, the Company has developed effective policies for the appropriate disclosure and oversight of its lobbying activities and is fully committed to complying with all laws governing lobbying activities, including laws requiring registration and reporting.

The Company requires any employee who engages in lobbying in support of the Company’s objectives to first obtain written approval from the Government Affairs organization (“GA”), who reviews the scope of proposed lobbying activities, justification and applicable laws. Any employee who retains an independent contractor as a lobbyist must consult with GA to identify a suitable contractor and obtain prior written approval. Subcontracting by lobbyists is also subject to pre-approval. Payments to lobbyists must be commensurate with the value of the services provided by the lobbyist to the Company. All lobbyists must enter into a signed consultant services agreement using a pre-approved form. Special lobbying rules may apply when the Company is seeking to do business with a government. GA conducts training on applicable laws and the Company’s lobbying policies and processes for independent contractors and employees who engage in lobbying. GA is also responsible for ensuring that individual lobbyists acting on behalf of the Company file all of their required reports, registrations, filings and disclosures.

Under the Lobbying Disclosure Act of 1995, as amended, the Company submits quarterly reports to Congress which outline the Company’s federal lobbying activities, including lobbying expenditures for the quarter and the specific legislative items that were the topics of communications, and identifying the individuals who lobbied on behalf of the Company. These reports are available at: http://lobbyingdisclosure.house.gov/ and http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm. The Company files similar periodic reports with state agencies reflecting state lobbying activities which are also publicly available.

Like most major corporations, the Company is a member of trade associations that represent its business priorities and that it believes can assist it in achieving its long-term strategic objectives. The primary purpose of membership in these trade associations is the policy, technical, and industry expertise these organizations provide. The Company periodically reviews its memberships in these associations, which may sometimes take positions on legislation or communicate with government officials on public policy issues. Although lobbying is not the primary purpose of many of these associations, the membership dues paid by the Company and other members may be part of the funds they use to engage in lobbying activities. In addition, given the diverse membership in many of these associations, the Company may not agree with every public policy position and/or lobbying action taken by such associations. The Company already discloses, as part of its Corporate Responsibility Report (http://responsibility.motorolasolutions.com/) the names of associations in the U.S. where annual dues are $50,000 or more. The Board believes that additional disclosure would not necessarily present an accurate reflection of the Company’s positions on certain public policy issues.

The Company is involved in a number of legislative initiatives that could affect its business and operations. The additional disclosures of proprietary and confidential information required by this proposal could place the Company at a competitive disadvantage by revealing its corporate strategies and priorities. Because parties with adverse interests also lobby for their own business reasons, any unilaterally expanded disclosure by the Company regarding its lobbying activities could benefit these parties to the detriment of the Company and its stockholders.

By requiring expanded disclosure of lobbying activity, this proposal disregards the Company’s existing policies and practices with regard to disclosure and compliance with the law. The Board believes the Company has robust policies and procedures in place relating to its lobbying activities, and therefore, this proposal is unnecessary. Furthermore, the Board believes this proposal is not in the best long-term interests of the Company and its stockholders. Accordingly, the Board recommends that you vote AGAINST this proposal.

60	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

IMPORTANT DATES FOR THE 2017 ANNUAL MEETING

Recommending a Director Candidate to the Governance and Nominating Committee

The Governance and Nominating Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications and the information required by the Company’s Bylaws, including a completed and signed questionnaire, in writing to: Governance and Nominating Committee, c/o Secretary, Motorola Solutions, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions’ stockholders provided that the recommendation contains sufficient information for the Governance and Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications, and is timely received in accordance with the Company’s Bylaws. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Governance and Nominating Committee and management receive.

Submitting Nominations to the Board

A stockholder wishing to nominate a candidate for election to the Board at the 2017 Annual Meeting of Stockholders is required to give written notice addressed to the Secretary, Motorola Solutions, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196 of his or her intention to make such a nomination. The notice of nomination must be received by the Company’s Secretary at the address above no later than 5:00 pm Central Time on January 27, 2017.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in the Company’s Bylaws. The notice must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NYSE Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. In addition, to be eligible as a nominee for election, a nominee must submit a completed and signed questionnaire, a written representation and agreement regarding compliance with fiduciary duties and the Company’s Bylaws, among other items as set forth in the Company’s Bylaws. A nomination that does not comply with the above requirements will not be considered.

Submitting Proposals for the 2017 Annual Meeting

Any stockholder who intends to present a proposal at the Company’s 2017 Annual Meeting of Stockholders must send the proposal to: Secretary, Motorola Solutions, Inc., 1303 East Algonquin Road, Schaumburg, IL 60196.

If the stockholder intends to present the proposal at the Company’s 2017 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than 5:00 pm Central Time on November 28, 2016, and must comply with the requirements of Rule 14a-8 under the Exchange Act. The Company is not obligated to include any stockholder proposal in its proxy materials for the 2017 Annual Meeting of Stockholders if the proposal is received after that time.

If a stockholder wishes to present a proposal at the 2017 Annual Meeting of Stockholders but not have it included in the Company’s proxy materials for that meeting, the proposal: (1) must be received by the Company no later than 5:00 pm Central Time on January 27, 2017, (2) must present a proper matter for stockholder action under Delaware General Corporation Law, (3) must present a proper matter for consideration at such meeting under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, (4) must be submitted in a manner that is consistent with the submission requirements provided in the Company’s Bylaws, and (5) must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the SEC.

Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement	61

OTHER MATTERS

The Board knows of no other business to be transacted at the Annual Meeting, but if any other matters do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained Alliance Advisors, LLC to aid in soliciting proxies for a fee estimated not to exceed $30,000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with accountholders who are Motorola Solutions stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Motorola Solutions stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or call 1-800-579-1639, email: sendmaterial@proxyvote.com, or write us at Secretary, Motorola Solutions, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

62	Motorola Solutions Notice of 2016 Annual Meeting of Stockholder and Proxy Statement

Location for the Annual Meeting of Stockholders:

Four Seasons Hotel Washington, DC

2800 Pennsylvania Avenue NW

Washington, DC 20007 U.S.A.

May 16, 2016 at 5:00 P.M., EDT

Map to the Four Season Hotel Washington, DC

Directions from the Metro to the Four Seasons Hotel Washington, DC

From Foggy Bottom Metro Station—Head North on 23rd Street NW. At the traffic circle, take the 5th exit onto Pennsylvania Avenue NW. Turn left and Hotel will be on the right.

From the Dupont Circle Metro Station—Head North on 19th Street NW toward Connecticut Avenue NW. At the traffic circle, take the first exit onto New Hampshire Avenue NW. Slight right onto M Street NW. Turn left at 28th Street NW. Turn right onto Pennsylvania Avenue NW. Turn left and Hotel will be on the right.

Directions from Ronald Reagan Washington National Airport

Exit airport onto George Washington Parkway North. Follow signs for Memorial Bridge exit. Cross Memorial Bridge and stay left. Bear left at the Lincoln Memorial and make your first left onto 23rd Street. Follow 23rd Street through nine traffic lights to Washington Circle. Go three-quarters of the way around the circle and turn right onto Pennsylvania Avenue. Go through four traffic lights. The Hotel is on the left just after 28th Street.

Directors from Washington Dulles International Airport

Take the Dulles Access Road toward Washington. Take Route 66 East toward Washington. Take the Rosslyn/Key Bridge Exit, stay in left lane and go to third traffic light. Turn left onto North Lynn Street. Cross Key Bridge and stay right. Turn right onto M Street at the end of bridge and follow for nine blocks. The Hotel is on your right just after 29th Street.

MOTOROLA SOLUTIONS, INC. 1303 E. ALGONQUIN RD. SCHAUMBURG, IL 60196	Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, May 15, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, May 15, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Annual Report and Proxy Statement at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E04063-P76858	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — —— — — — — — — — — — — — —  — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MOTOROLA SOLUTIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE
FOR ALL NOMINEES LISTED BELOW:

1.	Election of Directors for a One-Year Term	For	Against	Abstain

	1a. Gregory Q. Brown	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:		For	Against	Abstain

	1b. Kenneth C. Dahlberg	☐	☐	☐	2.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

	1c. Egon P. Durban	☐	☐	☐	3.	Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2016.	☐	☐	☐

	1d. Michael V. Hayden	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THE FOLLOWING PROPOSAL:

	1e. Clayton M. Jones	☐	☐	☐	4.	Stockholder Proposal re: Lobbying Disclosure.	☐	☐	☐

	1f. Judy C. Lewent	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	1g. Gregory K. Mondre	☐	☐	☐

	1h. Anne R. Pramaggiore	☐	☐	☐

	1i. Samuel C. Scott, III	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET TO MOTOROLA SOLUTIONS’

2016 ANNUAL MEETING OF STOCKHOLDERS

This is your admission ticket to gain access to Motorola Solutions’ 2016 Annual Meeting of Stockholders. Please present this ticket at one of the registration stations. Please note that seating is on a first-come, first-served basis.

THIS TICKET IS NOT TRANSFERABLE

Location for the Annual Meeting of Stockholders:

Four Seasons Hotel Washington, DC

2800 Pennsylvania Ave. NW

Washington, D.C. 20007 U.S.A.

May 16, 2016 at 5:00 p.m., EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E04064-P76858

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Stockholders, May 16, 2016

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Gregory Q. Brown, Gino A. Bonanotte, Mark S. Hacker, Kristin L. Kruska and John K. Wozniak, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola Solutions, Inc. which the stockholder(s) would be entitled to vote, at the Annual Meeting of Stockholders of Motorola Solutions, Inc. to be held on May 16, 2016, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED,

THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR PROPOSAL 2, FOR PROPOSAL 3

AND AGAINST PROPOSAL 4.

IMPORTANT - Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

Continued and to be signed on the reverse side.